As filed with the Securities and Exchange Commission on December 4, 2006
Registration No. 333-130472

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST EFFECTIVE

AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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IVOICE TECHNOLOGY, INC.
(Name of Small Business Issuer in Its Charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	7373 (Primary Standard Industrial Classification Code Number)	20-186273 (I.R.S. Employer Identification No.)

750 Highway 34
Matawan, New Jersey 07747
(732) 441-7700
(Address and telephone number of Principal
Executive Offices and Principal Place of Business)

Jerome R. Mahoney
750 Highway 34
Matawan, New Jersey 07747
(732) 441-7700
(Name, address and telephone number of
agent for service)

with copies to:

Scott Rosenblum, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

(212) 715-9100
Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post−Effective Amendment No. 1 to the Registrant’s Registration Statement on Form SB−2 (Registration No. 333-130472) is being filed for the purpose of updating the Financial Statements and other information contained in the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 4, 2006

iVoice Technology, Inc.
1,053,506,579 Shares of Class A Common Stock

This prospectus relates to the offering of up to 1,052,781,579 shares of our Class A Common Stock by Cornell Capital Partners, LP, up to 325,000 shares of our Class A Common Stock by Yorkville Advisors Management, LLC, and up to 400,000 shares of our Class A Common Stock by Monitor Capital, Inc. iVoice Technology is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. iVoice Technology will, however, receive proceeds from the sale of Class A Common Stock under an equity line of credit pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

The shares of our Class A Common Stock are being offered for sale by Cornell Capital Partners, Yorkville Advisors Management and Monitor Capital at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. This offering will terminate on February 1, 2007.

Our Class A Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “IVOT”. On December 1, 2006, the last reported closing sale price of our Class A Common Stock was $.0072 per share.

These securities are speculative and involve a high degree of risk. Please refer to “Risk Factors” beginning on page 8.

Cornell Capital Partners, LP is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with its purchase of shares of iVoice Technology’s Class A Common Stock under the Standby Equity Distribution Agreement at an aggregate discount to the market price of approximately 11%. Please refer to “Equity Line of Credit” beginning on page 27 for further information. In addition, iVoice Technology has paid to Cornell Capital Partners in shares of iVoice Technology Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock.

Yorkville Advisors Management, LLC is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received for its services in structuring the equity line of credit between iVoice Technology and Cornell Capital Partners. In addition, iVoice Technology has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit.

Monitor Capital, Inc. is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received as a placement agent fee from iVoice Technology in connection with the private placement of iVoice Technology’s Class A Common Stock pursuant to its equity line of credit with Cornell Capital Partners.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ ___, 2006.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

SUMMARY OF THE OFFERING	2

SUMMARY CONDENSED FINANCIAL INFORMATION	5

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE	6

RISK FACTORS	8

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	23

SELLING STOCKHOLDERS	23

USE OF PROCEEDS	25

EQUITY LINE OF CREDIT	27

PLAN OF OFFERING	29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION	31

IVOICE TECHNOLOGY’S MANAGEMENT	49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	56

DESCRIPTION OF SECURITIES	59

CHANGES IN ACCOUNTANTS	63

INDEX TO FINANCIALINFORMATION	F-1

PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

Overview

iVoice Technology, Inc., which we refer to in this prospectus as “iVoice Technology,” “we”, “us” or “the Company,” was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. (“iVoice”). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. In connection with the reorganization of iVoice, immediately prior to the distribution by dividend by iVoice to all of its stockholders of 10,013,984 shares of the Company’s Class A Common Stock (the “Distribution”) on August 5, 2005, iVoice transferred to iVoice Technology its Interactive Voice Response (IVR) software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business. As such, iVoice Technology now owns and operates iVoice’s IVR software business. iVoice has retained cash assets of approximately $11.1 million, no part of which was or will be transferred to iVoice Technology and operating assets consisting of its iVoiceMail software and its portfolio of patents and patent rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments.

iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

iVoice Technology intends to continue to develop, market and license the IVR line of computerized telephony software. The IVR software is designed to enable a caller to obtain requested information in voice form from a local or non-local database and allow information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice command.

About Us

iVoice Technology was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. Our company website is located at www.ivoicetechnology.com.

SUMMARY OF THE OFFERING

This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of iVoice Technology. The selling stockholders consist of:

●	Cornell Capital Partners, LP, as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,052,781, 579 shares of Class A Common Stock;

●	Yorkville Advisors Management, LLC, as a holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 325,000 shares of Class A Common Stock

●	Monitor Capital, Inc., as a holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 400,000 shares of Class A Common Stock.

On August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (the “2004 Standby Equity Distribution Agreement”). On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $600,000 per advance notice. A minimum of five trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and Cornell Capital was paid a one-time commitment fee equal to 150,000 shares of iVoice Technology Class A Common Stock. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty trading days or the failure of iVoice Technology to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary conditions.

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, iVoice Technology’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note representing the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. On February 28, 2005, iVoice Technology borrowed an additional $140,000, included as part of the same note representing iVoice Technology’s former obligations under the secured convertible debentures. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 borrowing. iVoice Technology’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note. This guaranty terminated on August 5, 2005.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, iVoice Technology paid Yorkville Advisors Management a structuring fee equal to 325,000 shares of iVoice Technology Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. Yorkville Advisors Management has been paid and may in the future be paid structuring fees for its services in structuring the equity line of credit between iVoice Technology and Cornell Capital Partners. Yorkville Advisors Management has informed us that it intends to sell the shares received as the structuring fee at the then prevailing market price.

In August 2004, iVoice Technology entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell Capital Partners pursuant to the 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. On September 22, 2005, we entered into a placement agent agreement with Monitor Capital, Inc., which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, we engaged Monitor Capital to review the agreements with respect to the equity line of credit with Cornell Capital Partners and to advise the Company on the advisability of the terms contained in such agreements. Pursuant to the placement agent agreement, we issued to Monitor Capital 400,000 shares of iVoice Technology Class A Common Stock, representing a placement agent fee.

This prospectus relates to the shares of Class A Common Stock to be issued to Cornell Capital Partners under the equity line of credit and the shares that were issued to Cornell as a commitment fee, the shares of Class A Common Stock issued to Yorkville Advisors Management as a structuring fee, and the shares of Class A Common Stock issued to Monitor Capital as a placement agent fee.

Class A Common Stock Offered	1,053,506,579 shares by selling stockholders
Offering Price	Market price
Class A Common Stock Outstanding Before the Offering	25,564,834 shares of Class A Common Stock
Use of Proceeds
We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the equity line of credit will be used for sales and marketing, payment of administrative services, working capital purposes, acquisitions and repayment of the secured promissory note that we issued to Cornell Capital Partners on February 28, 2005.  See “Use of Proceeds.”

Risk Factors
The securities offered hereby involve a high degree of risk and immediate substantial dilution. You should read carefully the factors discussed under “Risk Factors” beginning on page 8. Several of the most significant risk factors include:

● Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.
● Existing stockholders will experience significant dilution from our sale of shares under the equity line of credit.
● The selling stockholders have informed us that they intend to sell their shares of common stock in the public market, which sales may cause our stock price to decline.
● The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

●  iVoice has in the past, and iVoice Technology may in the future, sell or issue additional unregistered convertible securities which are convertible into common shares of iVoice Technology, without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

SUMMARY CONDENSED FINANCIAL INFORMATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. iVoice Technology has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of iVoice Technology over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company. iVoice Technology relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of iVoice Technology had it been a stand-alone company.

SUMMARY CONDENSED FINANCIAL INFORMATION

	For the Nine Months Ended September 30, 2006	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004
Statements of Operation Data:
Sales	$63,475	$94,756	$135,678	$239,114
Cost of sales	4,224	738	738	72,870
Gross Profit	59,251	94,018	134,940	166,244

Selling, general, and administrative Expenses	323,342	473,706	820,392	863,456
Loss from operations	(264,091)	(379,688)	(685,452)	(697,212)
Other (Expense)	(150,406)	(67,066)	(90,133)	(780,915)
Net Loss	$(414,497)	$(446,754)	$(775,585)	$(1,478,127)

	September 30, 2006	September 31, 2005	September 31, 2004
Balance Sheet Data:

Current Assets	$231,871	$316,556	$378,332

Intangibles	--	--	--

Liabilities	1,614,788	1,514,927	623,747

Stockholders’ equity (deficiency)	(1,381,535)	(1,196,638)	(240,678)

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

The net tangible book value of iVoice Technology as of September 30, 2006 was ($1,381,535) or ($.05404) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of iVoice Technology (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to iVoice Technology, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if and when common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

To date, the Company has sold 10,450,851 shares of Class A Common Stock to Cornell Capital under the equity line of credit. If we assume that iVoice Technology will issue an additional 1,042,180,728 shares of Class A Common Stock under its equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee and the structuring fee), less a retention fee of $592,050, offering expenses of $312,990, and $844,902 repayment of the promissory note plus interest, our net tangible book value as of September 30, 2006 would have been $6,736,023 or $0.00608 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.06012 per share and an immediate dilution to new stockholders of $0.00392 per share, or 39.2%. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.01000
Net tangible book value per share before this offering	$(.05404)
Increase attributable to new investors	$.06012
Net tangible book value per share after this offering		$0.00608
Dilution per share to new stockholders		$0.00392

The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices, assuming the Cornell conversion of $10,000,000, Mr. Mahoney converts $316,447 of indebtedness:

Assumed Market Price	No. of Shares to be issued	Dilution per Share to New Investors
$0.0100	1,103,804,920	$0.00390
$0.0075	1,437,653,447	$0.00290
$0.0050	2,156,480,171	$0.00191
$0.0025	4,312,960,342	$0.00095

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and iVoice Technology’s business.

If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of iVoice Technology could be materially adversely affected. If that happens, the trading price of iVoice Technology shares could decline significantly.

The risk factors below contain forward-looking statements regarding the offering and iVoice Technology. Actual results could differ materially from those set forth in the forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Our Business

iVoice Technology will face many of the difficulties that companies in the early stage may face.

As a result of the Company’s limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the interactive voice response industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time IVR has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

iVoice Technology has limited operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, iVoice Technology only has limited operating history as an independent public company. Historically, since the businesses that comprise each of iVoice Technology and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. Now that the Distribution has occurred, iVoice Technology is able to rely only on the IVR software business for such requirements. iVoice operated the IVR software business from the fourth quarter of 1999 until August 5, 2005. The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology’s business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Now that the Distribution has occurred, iVoice Technology will maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management’s time and other resources.

iVoice’s operations demonstrate a history of net losses and cash flow shortfalls and iVoice Technology’s likely will as well.

iVoice, of which iVoice Technology was a part, has incurred recurring operating losses. The IVR software business had net losses of approximately $775,585 and $1,478,000 for the years ended December 31, 2005 and 2004, respectively, and cash used in operations of approximately $207,267 and $1,372,000 during the years ended December 31, 2005 and 2004, respectively. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the years ended December 31, 2005 and December 31, 2004 and the nine months ending September 30, 2006, substantially all of this financing was provided by iVoice, Inc. and Cornell Capital Partners. There can be no assurance that iVoice Technology will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see “Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.”

iVoice Technology has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

iVoice Technology has received a report from its independent auditors for the fiscal years ended December 31, 2005 and December 31, 2004 containing an explanatory paragraph that describes the uncertainty regarding the Company’s ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors’ opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

There can be no assurance that management’s plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

iVoice Technology’s future revenue and operating results are unpredictable and may fluctuate, which could cause iVoice Technology’s stock price to decline.

Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

●	the timing of sales of our products and services, particularly in light of our minimal sales history;

●	the introduction of competitive products by existing or new competitors;

●	reduced demand for any given product;

●	difficulty in keeping current with changing technologies;

●	unexpected delays in introducing new products, new product features and services;

●	increased or uneven expenses, whether related to sales and marketing, product development or administration;

●	deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

●	the mix of product license and services revenue;

●	seasonality in the end-of-period buying patterns of foreign and domestic software markets;

●	the market’s transition between operating systems; and

●	costs related to possible acquisitions of technology or businesses.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

iVoice Technology has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have outstanding convertible obligations. The $294,402 promissory note, which includes deferred compensation, (plus accrued interest of $22,045) owing to Mr. Mahoney provides that, at Mr. Mahoney’s option, principal and interest due on the note can be converted into shares of the Company’s Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price of at which iVoice Technology had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

●	the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

●	increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

●	the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

●
in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A

Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

For more information, please see “Potential Dilution Due to Conversion at Below Market Price.”

If iVoice Technology loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

We are dependent on our key officers and directors, including Jerome R. Mahoney, our President, Chief Executive Officer, Chief Financial Officer and Secretary. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, iVoice Technology has entered into an employment contract with Jerome Mahoney.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

iVoice Technology may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on iVoice Technology’s operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on iVoice Technology’s business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers’ operations could increase materially. The inability of iVoice Technology to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of iVoice Technology. Furthermore, through the acquisition of additional businesses, iVoice Technology may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While iVoice Technology may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, iVoice Technology, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of iVoice Technology’s Board of Directors and management may have conflicts of interest after the Distribution; iVoice Technology does not have any formal procedure for resolving conflicts in the future.

Mr. Mahoney, a member of the board of directors, owns iVoice shares and has the right to convert $294,402 of loans and deferred compensation and $22,045 of accrued and unpaid interest into 316,447 shares of iVoice Technology Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into 1 share of iVoice Technology Class B Common Stock for each dollar of accrued and unpaid interest. As of September 30, 2006, accrued and unpaid interest on this indebtedness was $22,045. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, Mr. Mahoney, the Non-Executive Chairman of the Board of iVoice Technology serves as the Chairman of the Board and Chief Executive Officer of iVoice and we anticipate that he will continue to serve in such capacities. These relationships could create, or appear to create, potential conflicts of interest when iVoice Technology’s directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, iVoice Technology and any other projects. Other examples could include potential business acquisitions that would be suitable for either iVoice Technology or iVoice, activities undertaken by iVoice in the future that could be in direct competition with iVoice Technology, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and iVoice Technology following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of iVoice Technology following the Distribution. Furthermore, iVoice Technology does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

iVoice Technology’s industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

iVoice Technology stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners (which was amended and restated on December 12, 2005) to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

(see “Certain Relationships and Related Transactions” beginning on page 52), iVoice Technology stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on iVoice Technology shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the iVoice Technology Class A Common Stock.

Except for the potential sale of our Class A Common Stock to Cornell Capital Partners on the terms of the Standby Equity Distribution Agreement, iVoice Technology currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the Standby Equity Distribution Agreement are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the effectiveness of the registration statement of which this prospectus is a part.

Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by iVoice Technology, including having the registration statement relating to such Class A Common Stock and of which this prospectus is a part declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $432,000 and, assuming that iVoice Technologies has no revenues, iVoice Technologies expects to have aggregate liabilities of approximately $432,000, which includes salaries for iVoice Technology’s officers and employees for the year ending December 31, 2006. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company’s expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and iVoice Technology is unable to obtain funds from the equity line of credit, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in iVoice Technology’s industry may impede its ability to compete effectively.

As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

iVoice Technology faces intense price-based competition for licensing of its products which could reduce profit margins.

Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor iVoice Technology has experienced any pressure from price competition on the pricing of its IVR software products in the past, but iVoice Technology believes that this pressure could occur in the future.

iVoice Technology may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

iVoice Technology may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We assumed iVoice’s relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice’s existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice’s existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit iVoice Technology’s sales and penetration into the marketplace.

iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products. iVoice Technology does not have any material relationship with any single distributor or reseller. iVoice Technology does not have any material relationship with any single distributor or reseller.

iVoice Technology may depend on distribution by resellers and distributors for a significant portion of revenues.

We may distribute some of our products through resellers and distributors. We intend to assume iVoice’s existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice’s existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. iVoice Technology does not have any material relationship with any single distributor or reseller.

The limited scope of results of iVoice Technology’s research and development may limit the ability of iVoice Technology to expand or maintain its sales and products in a competitive marketplace.

iVoice Technology currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place iVoice Technology at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within iVoice Technology, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

Such limited research and development may also adversely affect the ability of iVoice Technology to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If iVoice Technology must restructure its operations, valuable resources will be diverted from other business objectives.

We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

iVoice Technology relies on third party technologies which may not support iVoice Technology products.

Our software products are designed to run on the Microsoft® Windows® operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

iVoice Technology faces aggressive competition in many areas of the business, and the business will be harmed if iVoice Technology fails to compete effectively.

We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the possible sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners.

However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock under the Standby Equity Distribution Agreement, unless we satisfy certain conditions, including the registration statement relating to such Class A Common Stock having been declared effective. See “Management’s Discussion and Analysis of Financial Condition or Plan of Operation - Liquidity and Capital Resources.” If iVoice Technology cannot satisfy the conditions for drawing on the equity line of credit, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access financing under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Non-Executive Chairman of the Board of iVoice Technology, may have control over the management and direction of iVoice Technology.

Mr. Mahoney will have the right to convert $294,402 of indebtedness and deferred compensation, together with ~~any~~ accrued but unpaid interest of $22,045, into 316,447 shares of iVoice Technology Class B Common Stock, which Class B Common Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 316,447 shares of Class B Common Stock, he will have voting rights equal to 31,644,700 shares of Class A Common Stock and will have control over the management and direction of iVoice Technology, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

iVoice Technology’s management team is new and its working relationships are untested.

We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and iVoice Technology, as a business, may fail.

iVoice Technology relies on intellectual property and proprietary rights which may not remain unique to iVoice Technology.

We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

iVoice Technology may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

In addition, we may be sued by third parties who claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

●	cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

●	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

●	redesign our products, which would be costly and time-consuming.

iVoice Technology may incur increased expenses after the administrative services agreement with iVoice is terminated.

In connection with its spin-off, iVoice Technology entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing iVoice Technology with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where iVoice Technology needs assistance and support. The agreement will continue on a month-to-month basis. Upon termination of the agreement, iVoice Technology will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Upon issuance of the maximum number of shares being registered in connection with the equity line of credit, and taking into account the structuring fee, the commitment fee and the placement agent fee, there will be an additional 1,053,506,579 shares of Class A Common Stock outstanding. All of these shares of our Class A Common Stock may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part.

Our common stock is deemed to be “penny stock” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

●	with a price of less than $5.00 per share;

●	that are not traded on a “recognized” national exchange;

●	whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

●
in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

Under the terms our equity line of credit with Cornell Capital Partners, if we satisfy the conditions therein, iVoice Technology may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under “ -- We may not be able to access sufficient funds when needed,” our agreement with Cornell Capital Partners provides that our ability to obtain funds will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also “Management’s Discussion and Analysis of Financial Condition or Plan of Operation - Liquidity and Capital Resources.” If we are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of our Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then iVoice Technology stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,053,506,579 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Prior to the Distribution, there was no trading market for our Class A Common Stock, it may be relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Prior to the Distribution, our Class A Common Stock was not traded on any market. We expect that, if and when a trading market develops in our Class A Common Stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after the Distribution and this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

We are registering 1,053,506,579 shares of Class A Common Stock in this offering. These shares represent more than 98% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or any significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition or Plan of Operation” and “Our Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders as of September 30, 2006. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with iVoice Technology, except as follows:

Cornell Capital Partners has outstanding loans to iVoice Technology in the aggregate principal amount of $700,000 as of February 28, 2005, which is evidenced by a secured promissory note. The loans have not yet been repaid. The secured promissory note is secured by a first priority security interest in substantially all of the assets of iVoice Technology. The loans represented by the promissory note have not yet been repaid. The loans represented by the promissory note matured on September 1, 2006. The Company is in default of its payment obligations under the promissory note and as a result, the interest rate on the promissory note has increased to 18% (from 12%).

On August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit.

On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $600,000 per advance notice. A minimum of five trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase shares of our Class A Common Stock for a 5% discount to the prevailing market price of our Class A Common Stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and Cornell Capital was paid a one-time commitment fee equal to 150,000 shares of iVoice Technology Class A Common Stock. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit or received as the commitment fee at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty trading days or the failure of iVoice Technology to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares is subject to satisfaction of customary conditions. iVoice Technology will be entitled to commence drawing funds under this agreement when the Class A Common Stock issuable under the equity line of credit is registered for resale by Cornell Capital Partners with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board is obtained and maintained, and the equity line of credit will remain outstanding for two years thereafter. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, iVoice Technology paid Yorkville Advisors Management, LLC a structuring fee equal to 325,000 shares of iVoice Technology Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars directly out of the gross proceeds of each advance under the equity line of credit. Yorkville Advisors Management has been paid and may in the future be paid structuring fees for its services in structuring the equity line of credit between iVoice Technology and Cornell Capital Partners. Yorkville Advisors Management has informed us that it intends to sell the shares received as the structuring fee at the then prevailing market price. All investment decisions of Yorkville Advisors Management, LLC are made by Mark Angelo, a member of Yorkville Advisors Management.

In August 2004, iVoice Technology entered into an agreement with Sloan Securities to act as an agent for the private placement of shares of our Class A Common Stock to Cornell

Capital Partners pursuant to the August 12, 2004 Standby Equity Distribution Agreement. On February 28, 2005, the placement agent agreement was terminated. On September 22, 2005, iVoice Technology entered into a placement agent agreement with Monitor Capital, which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, iVoice Technology engaged Monitor Capital to review the agreements with respect to the equity line of credit with Cornell Capital Partners and to advise the Company on whether the terms contained in such agreements are consistent with industry standards. Monitor Capital advised iVoice Technology on how the pricing terms of the equity of line of credit compare to other similar transactions and on the impact of dilution from the sale of shares under the equity line of credit on the market price for the iVoice Technology Class A Common Stock and shareholder value. Monitor Capital also delivered a report summarizing their findings to iVoice Technology. In consideration of the services provided by Monitor Capital, we issued to Monitor Capital, pursuant to the placement agent agreement, 400,000 shares of iVoice Technology Class A Common Stock as a placement agent fee. The Company has been advised by Monitor Capital that the compensation paid to Monitor Capital for the services provided is consistent with the amount that Monitor Capital charges other of its clients for such services. The Company does not believe that such compensation is excessive. Mr. Hsiao-Wen Kao, President of Monitor Capital, and Mr. John Dickerson, owner of Monitor Capital, have the authority to exercise voting and/or dispositive powers with respect to the shares of iVoice Technology Class A Common Stock offered for resale by Monitor Capital.

The table follows:

Selling Stockholder	Shares Beneficially Owned Before Offering	Shares to be Acquired under the Line of Credit		Shares to be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned After Offering
Cornell Capital
Partners, LP	150,000	1,052,631,579	(1)(1)	1,052,781,579	(2)(1)	0%

Yorkville Advisors Management, LLC	325,000	0		325,000		0%

Monitor Capital, Inc.	400,000	0		400,000		0%

Total	875,000	1,052,631,579		1,053,506,579		0%

________________
(1) Prior to the date of this prospectus, the Company has sold 10,450,851 shares of Class A Common Stock to Cornell Capital under the equity line of credit. As of the date of this prospectus, the remaining number of shares to be acquired by Cornell Capital under the equity line of credit is 1,042,180,728.

(2) Prior to the date of this prospectus, Cornell Capital has sold 10,450,851 shares of Class A Common Stock that it received under the equity line of credit, along with the 150,000 shares of Class A Common Stock that it had received as a one-time commitment fee in connection with the equity line of credit.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners under the proposed equity line of credit. Under the terms of the proposed equity line of credit, the purchase price of the shares under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five trading days immediately following the date of a notice from iVoice Technology to Cornell Capital Partners requiring it to advance funds to us under the proposed equity line of credit. Under the terms of the proposed equity line of credit, Cornell Capital Partners will retain 6% of each advance made to us and we will pay a structuring fee to Yorkville Advisors Management, LLC of an amount equal to $500 out of the gross proceeds of each advance.

To date, we have sold 10,450,851 shares of Class A Common Stock to Cornell Capital under the equity line of credit, for the gross proceeds of $132,500, less $7,950 retainage fees and $7,000 structuring fees, pursuant to the terms of the equity line of credit.

For illustrative purposes, iVoice Technology has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. For the purposes of this table, iVoice Technology assumes a purchase price per share of Class A Common Stock of $.0095, equal to 95% of an assumed market price of $.01 per share (526,315,789 and 1,042,180,728 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $312,990, repayment of a secured promissory note issued to Cornell Capital of approximately $848,354 (including accrued and unpaid interest), plus the 6% retainage fee.

Gross Proceeds	$5,000,000	$9,867,500
Net Proceeds	4,387,010	8,962,460

Use of Proceeds:	Amount	Amount
Sales and Marketing	$500,000	$1,000,000
Repayment of secured promissory notes	848,354	848,354
Working Capital and general corporate
purposes which include employee salaries, cost of additional personnel, support and management systems, legal and professional costs, and capital costs for computers, related equipment, and, potentially, acquisitions of other companies	3,038,656	7,114,106
Total	$4,387,010	$8,962,460

Except for the equity line of credit and the issuance of secured promissory notes, the Company has no other significant sources of working capital or cash commitments. In addition, management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company’s financing is dependant. If iVoice Technology is unable to recognize sufficient proceeds from these arrangements, however, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $600,000 proceeds from the equity line of credit, management believes that iVoice Technology could maintain its operations for 12 months.

EQUITY LINE OF CREDIT
Summary

On August 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. On September 22, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit as a commitment fee and we will pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. The sale of the shares under the equity line of credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity Line of Credit Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held four trading days after such written notice at which time we will deliver shares of Class A Common Stock to Cornell Capital Partners and Cornell Capital Partners will pay the advance amount.

We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

The maximum amount of each advance amount is $600,000 per advance notice. The amount available under the equity line of credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if iVoice Technology issued 1,052,781,579 shares of Class A Common Stock to Cornell Capital Partners (i.e., the number of shares needed to raise the maximum amount available under the equity line of credit at a price of $0.01 per share, plus the commitment fee) for gross proceeds of $10,000,000, these shares would represent greater than 98% of our outstanding Class A Common Stock upon issuance.

iVoice Technology is registering for resale by Cornell Capital Partners a total of 1,052,781,579 shares of Class A Common Stock issuable under the equity line of credit. The issuance of the shares under the equity line of credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners may purchase shares of iVoice Technology Class A Common Stock at a 5% discount to the prevailing market price of such common stock. In addition, iVoice Technology has agreed to permit Cornell Capital Partners to retain 6% of the proceeds received by iVoice Technology under each advance pursuant to the Standby Equity Distribution Agreement. The discount, together with the right of Cornell Capital Partners to retain 6% of the proceeds under each advance, results in an aggregate discount to the market price of approximately 11%. For example, assuming that iVoice Technology requests an advance of $500,000, and the price of iVoice Technology Class A Common Stock during the relevant pricing period is $.05 per share, Cornell Capital Partners would be entitled to receive 10,526,316 shares of Class A Common Stock (the amount of the request for the advance, $500,000, divided by $.0475, or 95% of $.05) at an effective purchase price of $470,000 (the $500,000 advance less 6% that is retained by Cornell Capital Partners). Based on the foregoing, the effective purchase price per share of iVoice Technology Class A Common Stock paid by Cornell Capital Partners is $.0446, which represents a discount of approximately 11% from the prevailing market price of $.05 per share.

To date, we have sold 10,450,851 shares of Class A Common Stock to Cornell Capital under the equity line of credit, for the gross proceeds of $132,500, less $7,950 retainage fees and $7,000 structuring fees.

Proceeds used under the equity line of credit will be used in the manner set forth in the “Use of Proceeds” section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $312,990 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance and we will pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance. In connection with the equity line of credit, iVoice Technology has paid to Cornell Capital Partners a one-time commitment fee equal to 150,000 and has paid to Yorkville Advisors Management a structuring fee of 325,000.

PLAN OF OFFERING

The selling stockholders have advised us that the sale or distribution of iVoice Technology’s Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of iVoice Technology’s shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of iVoice Technology’s shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledgees or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital Partners, a post-effective amendment to the registration statement of which this prospectus is a part must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of iVoice Technology’s Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of our Class A Common Stock may be deemed to be underwriters, and any profit on the sale of our Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act in connection with the sale of Class A Common Stock under the equity line of credit. Under the terms of the equity line of credit, Cornell Capital Partners will pay iVoice Technology 95% of the lowest closing bid price of iVoice Technology’s Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. In addition, Cornell Capital Partners will retain 6% of the proceeds of each advance received by iVoice Technology under the equity line of credit. The 5% discount, the 6% retained amount, and the one-time commitment fee are underwriting discounts.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in iVoice Technology’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology’s common stock.

Yorkville Advisors Management is an “underwriter” within the meaning of the Securities Act in connection with the sale of Class A Common Stock that it has received as a structuring fee from iVoice Technology in connection with the equity line of credit. Under the terms of the Standby Equity Distribution Agreement, iVoice Technology has paid Yorkville Advisors Management a structuring fee of 325,000 shares and has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. The structuring fees are underwriting discounts.

Yorkville Advisors Management is a Delaware limited liability company. Yorkville Advisors Management is the investment manager to Cornell Capital Partners and its general partner, Yorkville Advisors, LLC. Yorkville Advisors Management does not intend to make a market in iVoice Technology’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology’s common stock.

Monitor Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it has received as a placement agent fee from iVoice Technology in connection with the private placement of shares of our Class A Common Stock to Cornell Capital Partners under the equity line of credit. Under the placement agent agreement, iVoice Technology agreed to issue to Monitor Capital a number of shares of Class A Common Stock equal to $10,000 divided by the lowest closing bid price of the Class A Common Stock on the fifth (5th) trading day of iVoice Technology’s Common Stock after the listing of such shares on a principal market. Any discount to market price is an underwriting discount.

Monitor Capital is a privately owned investment bank and brokerage firm. Monitor Capital does not intend to make a market in iVoice Technology’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology’s common stock.

Under the securities laws of certain states, shares of our Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $312,990, as well as retention of 6% of the gross proceeds received under the equity line of credit and payment of five hundred dollars ($500) as a structuring fee for each advance under the equity line of credit. The estimated offering expenses consist of: a SEC registration fee of $1,240, printing expenses of $25,000, accounting fees of $16,750, legal fees of $230,000 and miscellaneous expenses of $40,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of our Class A Common Stock under the equity line of credit.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Class A Common Stock of iVoice Technology while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from iVoice Technology under the equity line of credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATION

You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview and Plan of Operation

Prior to August 5, 2005, the Company’s previous financial results and operations were reflected in the consolidated financial statements and accounting records of iVoice, and reflected significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of iVoice Technology had it been a stand-alone entity.

iVoice Technology seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology’s business was formed from the contribution by iVoice of certain assets and related liabilities on August 5, 2005. In connection with the spin-off of iVoice Technology by iVoice, iVoice assigned and conveyed to iVoice Technology its IVR software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business. The board and management of iVoice elected not to transfer any part of its working cash balance to iVoice Technology. Based upon the current intention of iVoice Technology not to conduct any research and development or hire additional employees and instead focus on the sale of the existing IVR technology, the board has determined that, on balance, iVoice Technology has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that iVoice Technology has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

The emerging nature of the interactive voice response industry makes it difficult to assess the future growth of iVoice Technology.

The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology’s business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, iVoice Technology has developed and maintained its own credit and banking relationships and performs its own financial and investor relations functions. However, iVoice Technology may not be able to successfully maintain the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management’s time and other resources.

iVoice Technology has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. The financing of our working capital needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement. However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions are met by iVoice Technology, including having the registration statement of which this prospectus is a part declared effective by the SEC. See “- Liquidity and Capital Resources.” If iVoice Technology cannot fund its working capital needs under the Standby Equity Distribution Agreement with Cornell Capital Partners, we will be unable to obtain sufficient capital resources to operate our business since we currently have no other plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient working capital funding will have an immediate material adverse effect upon our financial condition and our business.

Separation from iVoice

iVoice Technology was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. iVoice Technology will have no material assets or activities until the contribution of the IVR software business described in this prospectus. As a result of the Distribution, iVoice Technology is now an independent public company, with iVoice having no continuing ownership interest in iVoice Technology.

On November 11, 2004, iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Mr. Mahoney and, our former Chief Executive Officer and President, Arie Seidler and the administrative services agreement. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and has been dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

iVoice Technology’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business transferred to iVoice Technology by iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what iVoice Technology’s results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

iVoice Technology operates the IVR software business. iVoice Technology intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for IVR. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice’s previous lack of sales and marketing efforts on IVR, iVoice Technology’s lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

As of August 5, 2005, iVoice Technology assigned, contributed and conveyed to iVoice Technology the iVoice corporate assets, liabilities and expenses related to the IVR software business, including the IVR software and all intellectual property of iVoice relating to the IVR software business and the assignment of iVoice’s existing agreements and arrangements with dealers and resellers. This assignment, contribution and conveyance of assets, liabilities and expenses was based on an estimate of the proportion of such amounts allocable to iVoice Technology, utilizing such factors as total revenues, employee headcount and other relevant factors. iVoice Technology believes that these allocations have been made on a reasonable basis. iVoice Technology believes that all costs allocated to iVoice Technology are a reasonable representation of the costs that iVoice Technology would have incurred if iVoice Technology had performed these functions as a stand-alone company.

In conjunction with the separation of the IVR software business from iVoice, iVoice Technology entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to iVoice Technology following the Distribution. This agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. See “Relationship Between iVoice and iVoice Technology Following the Distribution” for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology. iVoice Technology has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

iVoice announced in September 2004 its intention to distribute its shares of our Class A Common Stock to its stockholders upon effectiveness of required Securities and Exchange Commission filings. Our shares of Class A Common Stock were distributed to iVoice’s stockholders on or about August 10, 2005.

Year Ended December 31, 2005 as Compared with the Year Ended December 31, 2004

All revenues reported by iVoice Technology are derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the year ended December 31, 2005 and December 31, 2004 were $135,678 and $239,114 respectively. The $103,436 decrease in revenue between the year ended December 31, 2005 and the year ended December 31, 2004 was the result of fewer units being sold in 2005 as compared to 2004, reflecting a weaker demand for the product offset by increases in other revenue. The IVR business has only operated as a division and/or a subsidiary of iVoice and has never operated on a stand-alone basis. The low sales volume of the IVR business is attributable to the minimal resources made available by iVoice for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase if greater financial and operational resources were made available for the sales and marketing of the products. If iVoice Technology can obtain funds under the proposed equity line of credit, iVoice Technology will be able to devote more resources to operating the business. See -- “Liquidity and Capital Resources.”

Gross margin for the year ended December 31, 2005 and December 31, 2004 was $134,940 (99.5%) and $166,244 (69.5%), respectively. The increase in gross margin is a result of a change in the products and services mix being sold. At times, contracts require iVoice Technology to provide more service in a sale than might otherwise be typical, resulting in a change in gross margin. In the year ending December 31, 2005, iVoice Technology provided more consulting and maintenance services, which have higher gross margins than the sale of software products.

Total operating expenses decreased to $820,392 for the year ended December 31, 2005 from $863,456 for the year ended December 31, 2004, a decrease of $43,064 or (4.98%). This decrease in the current year is primarily attributable to reductions in research and development and amortization expenses offset by increases in accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology. The reductions in research and development expense reflect a decrease in the number of employees performing research and development functions.

As of December 31, 2004, iVoice Technology had five employees, four of whom are full-time and one of whom is part-time.

The loss from operations for the year ended December 31, 2005 was $685,452 compared to a loss of $697,212 for the year ended December 31, 2004, a decrease of $11,760. As discussed above, this decrease was primarily attributable to reductions in research and development and amortization expenses offset by increases in accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology.

Total expenses for the year ended December 31, 2005 were $90,133 as compared to $780,915 for the year ended December 31, 2004, a decrease of $690,782. During the year ended December 31, 2005, iVoice Technology recorded  $81,692 of interest expense and $5,559 of other income and allocated $14,000 for financing costs. In the year ended December 31, 2004, iVoice, Inc. allocated $850,555 for financing costs, $31,487 for interest expenses and $101,127 for other income to iVoice Technology. In future periods, iVoice Technology will incur additional interest expense and additional fees related to the borrowings from the promissory note issued in replacement of the convertible debentures and the anticipated sale of shares under the equity line of credit to fund working capital needs. There is no assurance that iVoice Technology will be able to raise funds by selling its common stock.

Nine months ended September 30, 2006 compared to nine months ended September 30, 2005

All of our revenues were derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the nine months ended September 30, 2006 and September 30, 2005 were $63,475 and $94,756, respectively. The $31,281 decrease in revenue between the nine months ended September 30, 2006 and the nine months ended September 30, 2005 was primarily the result of lower maintenance sales. The low sales volume of the IVR business is attributable to the minimal resources made available for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase if greater financial and operational resources were made available for the sales and marketing of the products

Gross margin for the nine months ended September 30, 2006 and September 30, 2005 was $59,251 and $94,018, respectively. The decrease of $34,767 was primarily due to the reduced gross margin on the lower maintenance sales of $30,433, which carriers no direct costs.

Total operating expenses decreased to $323,342 for the nine months ended September 30, 2006 from $473,706 for the nine months ended September 30, 2005, a decrease of $150,364. This decrease in the current nine months period is primarily attributable to decrease in legal and professional fees for $100,832 and the decrease in selling expense of $29,960.

Total other income (expense) for the nine months ended September 30, 2006 was an expense of $150,406 as compared to expense of $67,066 for the nine months ended September 30, 2006, an increase of $83,340. During the nine months ended September 30, 2006, iVoice Technology recorded $154,975 of interest expense and $4,569 of interest income. During the nine months ended September 30, 2005, iVoice Technology allocated $14,000 for financing costs, $56,449 for interest expenses and $3,383 for other income. The finance costs were for fees paid to Cornell Capital Partners for additional financing arrangements. The other income was primarily from interest earned on the cash accounts. The interest expense was for accrued interest on promissory note to Cornell Capital Partners.

Net loss for the nine months ended September 30, 2006 was $414,497 as compared to a loss of $446,754 for the nine months ended September 30, 2005. The decrease in net loss of $32,257 was the result of the factors discussed above.

As of September 30, 2006, iVoice Technology had one full-time employee and one part-time employee.

Liquidity and Capital Resources

To date, iVoice Technology has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, iVoice Technology’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, with an additional loan of $140,000 bringing the promissory note to an aggregate principal amount of $700,000. The loans evidenced by the promissory note have not yet been repaid. The promissory note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 additional borrowing. The

Company’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note. This guaranty terminated on August 5, 2005.

On March 9, 2005, iVoice Technology received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology’s common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. On September 22, 2005, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital, pursuant to which iVoice Technology may, from time to time, issue and sell to Cornell Capital Partners our Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also be payable at the time of funding. In addition, Cornell Capital Partners received, as additional compensation, 150,000 shares of Class A Common Stock as a commitment fee pursuant to the Standby Equity Distribution Agreement.

However, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock unless certain conditions are met by iVoice Technology, including having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain alternative financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the date of this prospectus will be approximately $432,000, which includes salaries for iVoice Technology’s officers and employees, and assuming iVoice Technologies has no revenues in such period, iVoice Technology expects to incur liabilities of approximately $432,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and iVoice Technology is unable to obtain funds from the sale of our Class A Common Stock to Cornell Capital Partners, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

Except for these two financing agreements, the Company currently has no other significant sources of working capital or cash commitments.  However, no assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that iVoice Technology will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of iVoice Technology’s financing is dependent upon.

On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to iVoice Technology assets having an aggregate book value of $10,000. See “Selected Historical and Pro Forma Financial Information” contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

iVoice Technology assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the IVR software business. The amount of $190,000 includes approximately $32,110 for interest on the original loan from Jerry Mahoney to iVoice. Pursuant to the terms of the promissory note representing such obligation, iVoice Technology, for value received, will pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

During the nine months ended September 30, 2006, the Company had a net decrease in cash of $65,675. The Company’s principal sources and uses of funds were as follows:

Cash used by operating activities. The Company used $ 183,225 in cash for operating activities in the nine months ended September 30, 2006. This was primarily the result of the cash used to fund the loss from current operating activities.

Cash provided by financing activities. Financing activities in the nine months ended September 30, 2006 provided a total of $ 117,550 in cash. This consisted of net proceeds from the issuance of common stock through the equity financing with Cornell Capital Partners.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management’s Discussion and Analysis of Financial Condition or Plan of Operation where such policies affect our reported and expected financial results.

Revenue Recognition

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company’s IVR software. No revenues have been derived from the sale of optional customer support services. The Company’s standard license agreement provides for a one-time fee for use of the Company’s product in perpetuity for each computer or CPU in which the software will reside. The Company’s software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer’s option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company’s policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

Customers may license the Company’s products through our telesales organization and through promotions or reseller agreements with independent third parties. iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller’s future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards (“SFAS”) 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”. The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 “Accounting Changes.”

The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management’s ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management’s ability to successfully license its products to its customers. A change in one or more of these factors may influence management’s estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

Impact of Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the fourth quarter of fiscal year 2005. For the nine months ended September 30, 2006, FAS 126R did not have any impact on the financial statements.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position, results of operations, or cash flows for the nine months ended September 30, 2006.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position, results of operations, and cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position, results of operations, and cash flows.

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement"

("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company’s financial position or results of operations.

OUR BUSINESS
Background

iVoice Technology, Inc. (the “Company”) was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of September 30, 2005, the Company employed one full-time employee and two part-time employees. iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

Our flagship product is IVR, an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. IVR can be used to read information from, and write information to, databases, as well as query databases and return information. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR application or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

Properties can be set up for each command, as if the commands were being executed manually. IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

The IVR software also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user’s browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

Distribution

As a product line of iVoice, Inc., IVR has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of IVR. The Company’s future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

iVoice Technology will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. iVoice Technology intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide IVR software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our IVR that differentiates it from competing products. The markets in which we compete are the IVR enterprise market, in which the customers are generally direct end users and smaller clients with limited capacity requirements and revenue per contract, and the IVR enhanced services market, which consists primarily of service providers and other large organizations who require a greater level of capacity and features.

The IVR enterprise market is fragmented and highly competitive. The Company’s major competitors in this market are Avaya Inc., IBM Corporation, Nortel Networks Limited, Aspect Communications Corporation and Security First Corp. (formerly Edify Corporation). The principal competitive factors in this market include breadth and depth of solution, product features, product scalability and reliability, client services, the ability to implement solutions, and the creation of a referenceable customer base. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market is evolving rapidly, and the Company anticipates intensified competition not only from traditional IVR vendors but also from emerging vendors with non-traditional technologies and solutions.

Competition in the IVR enhanced network services market ranges from large telecommunication suppliers offering turnkey, multi-application solutions to “niche” companies that specialize in a particular enhanced service such as prepaid or voicemail. The Company’s primary competitors in this market are suppliers such as Comverse Technology, Inc., Unisys Corporation and Lucent Technologies Inc. that provide a suite of enhanced services. Smaller niche players that compete with the Company in various geographies and/or products include GlenAyre Electronics Inc. The Company anticipates that competition will continue from existing and new competitors, some of which have greater financial, technological and marketing resources and greater market share than the Company.

No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company’s present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

iVoice Technology considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

Business Development

Business development objectives at iVoice Technology will be to focus on two primary functions as listed below:

1.	Negotiate and secure strategic alliances related to our IVR products; and

2.	Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts.

Strategic Alliances

iVoice Technology’s business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products.

Manage OEM and Reseller Accounts

While we have traditionally sold our product primarily on a direct basis, with our existing officers and employees fulfilling orders received by telephone and the internet, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. We currently have no strategic alliances with any OEMs or resellers other than the existing relationship between iVoice’s resellers and iVoice that are being transferred to us by iVoice for our benefit, nor do we have any current material negotiations with any OEM or other reseller. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support.

Sales and Marketing

The IVR enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise’s objectives of improving the customer experience and reducing operating costs.

The Company’s strengths are reflected in the IVR enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These IVR solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants (“PDAs”).

iVoice Technology will market its products directly and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company’s technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

We regard some features of our IVR software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

As of September 30, 2006, we had one full-time employee and one part-time employee. We have entered into an employment agreements with our President, Chief Executive Officer and Secretary (Mr. Mahoney). Mr. Mahoney will not provide services to iVoice Technology on a full-time basis. Many services that would be provided by employees are currently being provided to iVoice Technology by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and directors to continue to fulfill orders received by telephone and the internet for iVoice Technology products. However, if iVoice Technology can obtain funds under the equity line of credit, iVoice Technology will be able to devote more resources to expanding its personnel. See “ Management’s Discussion and Analysis of Financial Condition or Plan of Operation -- Liquidity and Capital Resources.”

Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

iVoice Technology is not party to any material legal proceedings, nor to the knowledge of iVoice Technology, is any such proceeding threatened against it.

Properties

We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

IVOICE TECHNOLOGY’S MANAGEMENT

iVoice Technology’s board of directors consists of two directors. Listed below is certain information concerning individuals who currently serve as directors and executive officers of iVoice Technology. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and iVoice Technology.

Name	Age	Position with iVoice Technology, Inc.	Director since
Jerome R. Mahoney	46	President, Chief Executive Officer, Secretary, and Director	2004
Frank V. Esser	67	Director	2005

Jerome R. Mahoney. Mr. Mahoney has served as iVoice Technology’s President, Chief Executive Officer and Secretary since August 30, 2006. Mr. Mahoney formerly served as iVoice Technology’s Non-Executive Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has

been a director of Trey Resources since January 1, 2002. He is also the Non-Executive Chairman of the Board of Deep Field Technologies, Inc. and SpeechSwitch, Inc. and has been a director of Deep Field Technologies and SpeechSwitch since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Frank V. Esser. Mr. Esser has served as a director of the Company since June 2005. He has been a director of iVoice since February 2004. Mr. Esser functioned as Transfer Agent and Head Bookkeeper in the Treasury Department of Texaco Inc from 1959 to 1968. As a certified public accountant with Ernst & Young from 1968 to 1981, he participated in the audits of major publicly traded companies such as J.P. Stevens & Co., Dynamics Corporation of America, and Phillips - Van Heusen Corporation, along with law firms, banks, manufacturing companies and other organizations, and also participated in the public offerings of equity and debt and the preparation of SEC filings. In 1981, Mr. Esser accepted the position of Corporate Controller with Grow Group, Inc., a Fortune 500 manufacturer of paints, solvents, and household products and became its Chief Financial Officer in 1987. During 1997 and 1998, Mr. Esser was Chief Financial Officer of a privately-held plastics injection molding company. In 1998, Mr. Esser accepted the position of Senior Associate at Beacon Consulting Associates, adding the title of Vice President in 1999, and has been working in such capacities ever since. Mr. Esser holds a BBA degree from Baruch College of the City University of New York and is a Certified Public Accountant in New York State.

In consideration of Mr. Esser’s service as a director of the Company, he will receive a fee of $12,000 for each year of service as a director.

Compensation of Executive Officers

The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Bonus	Other Annual Compensation	Restricted Stock	Securities Underlying Options	LTIP Payout ($)	All Other Compensation

Jerome R. Mahoney(1)	2005	$86,133(2)	$0	$0	$0	$0	$ 0	$0
President, Chief Executive	2004	$21,250	$0	$0	$0	$0	$ 0	$0
Officer and Secretary	2003	$0	$0	$0	$0	$0	$ 0	$0

Arie Seidler(3)	2005	$46,125	$0	$0	$0	$0	$0	$0
	2004	$35,417	$0	$0	$0	$0	$0	$0
	2003	$0	$0	$0	$0	$0	$0	$0

Mark Meller (4)	2005	$29,042(5)	$0	$0	$0	$0	$0	$0
	2004	$0	$0	$0	$0	$0	$0	$0
	2003	$0	$0	$0	$0	$0	$0	$0

(1)	Mr. Mahoney has been serving as our Non-Executive Chairman of the Board since August 1, 2004.

(2)	$65,300.03 was accrued and unpaid in fiscal year 2005.

(3)	Mr. Seidler served as our President and Chief Executive Officer until August 26, 2005.

(4)	Mr. Meller served as our President, Chief Executive Officer and Chief Financial Officer until August 29, 2006.

(5)	$22,375.03 was accrued and unpaid in fiscal year 2005.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable

None	0	0	0	0 / 0

Employment Agreement

Jerome R. Mahoney

iVoice Technology entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as iVoice Technology’s Non-Executive Chairman of the Board for a term of five years. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. iVoice Technology also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of our Class B Common Stock at the option of Mr. Mahoney.

In the event Mr. Mahoney’s employment agreement is terminated by iVoice Technology for cause or due to Mr. Mahoney’s disability or retirement, iVoice Technology will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, “cause” means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company’s board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Esser, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Esser would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

In the event Mr. Mahoney’s employment agreement is terminated due to Mr. Mahoney’s death, iVoice Technology will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney’s employment agreement is terminated by iVoice Technology within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology). Under his employment agreement, “good reason” means, among other things, (1) any limitation on Mr. Mahoney’s powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

During the nine months ended September 30, 2006, Mr. Mahoney deferred $28,992 of his compensation and received 1,326,240 shares of the Company’s Class A common stock as repayment of $11,140 of deferred compensation. As of September 30, 2006, the outstanding balance due to Mr. Mahoney under the terms of this employment agreement is $104,402.

Mark Meller

iVoice Technology entered into a one-year employment agreement with Mr. Meller as of August 29, 2005. Mr. Meller served as iVoice Technology’s President, Chief Executive Officer and Chief Financial Officer for a term of one year, ending on August 29, 2006. As consideration, iVoice Technology agreed to pay Mr. Meller an annual base salary of $85,000. Mr. Meller agreed to forego receipt of $65,000 of such compensation until such time that management believes it has sufficient financing in place to fund this obligation. During the nine months ended September 30, 2006, Mr. Meller received 1,326,240 shares of the Company’s Class A common stock as payment of $11,140 of deferred compensation. As of September 30, 2006, the outstanding balance due to Mr. Meller under the terms of his employment agreement is $53,860.

The employment agreement restricts Mr. Meller from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Meller is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

On August 5, 2005, Mr. Mahoney and Mr. Meller entered into a voting agreement pursuant to which they agree to vote their respective shares in favor of any proposal that is submitted to the Company’s shareholders for approval by a unanimous vote or consent of the Board of Directors of the Company. In connection with such voting agreement, Mr. Meller has also granted an irrevocable proxy with a term of ten years to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to shares of the Company’s Class B Common Stock or Class A Common Stock that are owned at any time by Mr. Meller. The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

The Company has a 2005 Stock Incentive Plan and a 2005 Directors’ and Officers’ Stock Incentive Plan, both of which were approved by the Board of Directors, and became effective, on December 12, 2005. See “Market Price of and Dividends on the Registrant’s Common Equity and Other Stockholder Matters - Equity Compensation Plan Information” beginning on page 57 for further information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 25, 2005, iVoice Technology’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology. On February 28, 2005, iVoice Technology borrowed an additional $140,000 pursuant to an additional promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, iVoice Technology paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, iVoice Technology received a credit for fees that would otherwise have been payable upon the issuance of the $560,000 in replacement notes. iVoice Technology paid Cornell Capital a fee of $14,000 in connection with its $140,000 borrowing. iVoice Technology’s obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of our assets. iVoice has also guaranteed the payment of all amounts payable by iVoice Technology pursuant to the secured promissory note.

Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, iVoice Technology entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, iVoice Technology received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology’s common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. On September 22, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital, which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares is 95% of the market price, which is defined as the lowest closing bid price of our Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Cornell Capital Partners will retain 6% of each advance under the equity line of credit and iVoice Technology has agreed to pay Yorkville Advisors Management a structuring fee of five hundred dollars ($500) directly out of the gross proceeds of each advance under the equity line of credit. In addition, iVoice Technology issued to Cornell Capital Partners 150,000 shares of Class A Common Stock as additional one-time compensation pursuant to the terms of the Standby Equity Distribution Agreement.

However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions being met by iVoice Technology, including having the registration statement relating to the shares sold under the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase our Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice and iVoice assigned to iVoice Technology assets having an aggregate book value of $10,000. See “Selected Historical and Pro Forma Financial Information” contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology assumed from iVoice $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. On August 5, 2005, iVoice Technology, issued a promissory note in the amount of $190,000 payable to Mr. Mahoney that bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of our Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See “Potential Dilution Due to Conversion at Below Market Price.”

Mr. Mahoney agreed to forego receiving any shares of iVoice Technology’s Class A Common Stock or Class B Common Stock he would otherwise have been entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

iVoice Technology entered into two separate employment agreements with Mr. Mahoney, its Non-Executive Chairman of the Board, and Mr. Seidler, its President and Chief Executive Officer, respectively, as of August 1, 2004. Mr. Seidler resigned his positions as of August 26, 2005 and his employment agreement was terminated. On August 29, 2005, iVoice Technology entered into an employment agreement with Mark Meller, its new Chief Executive Officer, President and Chief Financial Officer. Mr. Meller’s employment agreement terminated pursuant to its terms on August 29, 2006 and effective August 30, 2006, Mr. Mahoney was elected to serve as the Company’s President, Chief Executive Officer and Secretary and no longer serves as Non-Executive Chairman of the Board. Mr. Mahoney’s employment agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter and Mr. Meller’s employment agreement provides for annual compensation of $85,000 per annum. Mr. Mahoney will also be entitled to additional incentive compensation based upon mergers and acquisitions completed by iVoice Technology. Mr. Meller agreed to forego receipt of $65,000 of his annual compensation until such time that management believes that it has sufficient financing in place to fund this obligation. iVoice Technology believes that the compensation provided to each Mr. Mahoney is commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

In August 2004, iVoice Technology entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing iVoice Technology with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services on a month-to-month basis. For these services iVoice Technology is paying iVoice $7,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “IVOT.”

The following table shows the high and low closing prices for the period indicated:

2005	High	Low
Third Quarter	$.025	$.015
Fourth Quarter	$.03	$.0101
2006	High	Low
First Quarter	$ .111	$ .01063
Second Quarter	$ .024	$ .00919
Third Quarter	$ .011	$ .005

Holders of common equity

As of September 30, 2006, there were 733 record holders of our common shares.

Dividend information

To date, iVoice Technology has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders................................................	0	N/A	0
Equity compensation plans not approved by security holders................................................	0	N/A	6,765,001(1)
Total...................................................	0	N/A	6,765,001(1)

(1) As of September 30, 2006, 4,495,000 shares of iVoice Technology Class A Common Stock remained available for future issuance under the iVoice Technology, Inc. 2005 Stock Incentive Plan and 2,270,001 shares of iVoice Technology Class A Common Stock remained available for future issuance under the iVoice Technology, Inc. 2005 Directors’ and Officers’ Stock Incentive Plan.

The iVoice Technology, Inc. 2005 Stock Incentive Plan (the “Plan”) was approved by the Board of Directors, and became effective, on December 12, 2005. The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company’s Class A Common Stock, no par value per share, as determined by the Board from time to time. The purpose of the Plan is to (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents of iVoice Technology and its subsidiaries; (ii) assist iVoice Technology in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of iVoice Technology’s stockholders. Awards under the Plan may include, but need not be limited to, stock options (including non-statutory stock options and incentive stock options, stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board of Directors determines to be consistent with the objectives and limitations of the Plan. Under the Plan, the Board may provide for the issuance of shares of the Company’s Class A Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered.

The iVoice Technology, Inc. 2005 Directors’ and Officers’ Stock Incentive Plan (the “D&O Plan”) was approved by the Board of Directors, and became effective, on December 12, 2005. The shares that may be delivered or purchased or used for reference purposes under the D&O Plan shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company’s Class A Common Stock, no par value per share, as determined by the Board from time to time. The purpose of the D&O Plan is to (i) provide long-term incentives and rewards to officers and directors of the Company and its subsidiaries; (ii) assist the Company in attracting and retaining officers and directors, with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such officers and directors with those of the Company’s stockholders.. Awards under the D&O Plan may include, but need not be limited to, stock options (including non-statutory stock options and incentive stock options), stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board of Directors determines to be consistent with the objectives and limitations of the D&O Plan. Under the D&O Plan, the Board may provide for the issuance of shares of the Company’s Class A Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered.

Security Ownership

The following table sets forth, as of September 30, 2006, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

Name	Title of Class	Common Stock Beneficially Owned Before Distribution	Percentage Ownership(1)
Jerome R. Mahoney, President, Chief Executive Officer, Secretary and Director	Class A Common Stock	628,510(2)	2.46%(2)
	Class B Common Stock	316,447(3)	100%(3)
	Class C Common Stock	0	0%
Frank V. Esser, Director	Class A Common Stock	586,870	2.29%
	Class B Common Stock	0	0%
	Class C Common Stock	0	0%
All directors and executive officers as a group (2 persons)	Class A Common Stock	1,215,380(2)	4.75%(2)
	Class B Common Stock	316,447(3)	100%(3)
	Class C Common Stock	0	0%

_______________
(1) Percentage ownership for iVoice Technology Class A Common Stock is based on 25,564,834 shares of Class A Common Stock outstanding as of September 30, 2006.

(2) Does not give effect to the right of Mr. Mahoney pursuant to a promissory note executed by iVoice Technology in favor of Mr. Mahoney in the amount of $316,447 ($294,402 of indebtedness and deferred compensation plus accrued and unpaid interest of $22,045) to convert amounts owing under such promissory note into 316,447 shares of Class B Common Stock, which are convertible into the number of shares of our Class A Common Stock determined by dividing the number of shares of our Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness and deferred compensation.

(3) Mr. Mahoney may at his option convert the $294,402 promissory note plus accrued interest of $22,045 held by him into Class B Common Stock of iVoice Technology at a rate of one dollar per share into 316,447 shares of iVoice Technology Class B Common Stock. Such Class B Common Stock is convertible at any time into shares of our Class A Common Stock at a rate equal to 80% of the lowest price that iVoice Technology issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney’s right to convert $316,447 owing under such promissory note into 316,447 shares of iVoice Technology Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Pursuant to iVoice Technology’s certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology’s outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock, and Class C Common Stock.

Preferred Stock

iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2006, iVoice Technology has not issued any shares of Preferred Stock. iVoice Technology has no current plans to issue any shares of preferred stock.

Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

●	the number of shares constituting that series and the distinctive designation of that series;

●
the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

●	whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

●
whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

●
whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

●	whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

●
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVoice Technology, and the relative rights of priority, if any, of payment of shares of that series; and

●	any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company’s certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Class A Common Stock

Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of September 30, 2006, there were 733 record holders of Class A Common Stock and iVoice Technology had issued 26,651,983 shares of Class A Common Stock, of which 25,564,834 were outstanding and 1,087,149 were issued in escrow pursuant to the terms of the Escrow Agreement.

Class B Common Stock

Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

As of September 30, 2006, there were 50,000,000 shares of our Class B Common Stock authorized and no shares were issued or outstanding.

Class C Common Stock

Each holder of our Class C Common Stock is entitled to 1 vote for each 1,000 shares held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

As of September 30, 2006, there were 20,000,000 shares of our Class C Common Stock authorized and no shares were issued or outstanding.

Options and Warrants

None.

Debt

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company’s Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as listed on a principal market (as defined in the debentures), as made by a market maker, submitted on Form 211 to and approved by the NASD or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of iVoice Technology. On February 28, 2005, the secured convertible debentures were terminated and replaced by a promissory note in the aggregate principal amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing). The loans represented by the promissory note have not yet been repaid. The loans represented by the promissory note matured on September 1, 2006. The Company is in default of its payment obligations under the promissory note and as a result, the interest rate on the promissory note has increased to 18% (from 12%).

On August 5, 2005, iVoice Technology assumed an aggregate of $190,000 in liabilities from iVoice in exchange for an assignment from iVoice of assets having an aggregate book value of $10,000. In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology assumed $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney, subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. The promissory note bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

Transfer Agent

iVoice Technology’s transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

Our by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice Technology to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice Technology.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice Technology pursuant to the foregoing, or otherwise, iVoice Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of iVoice Technology that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with iVoice Technology’s board of directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Some of the provisions of iVoice Technology’s certificate of incorporation and bylaws may have the effect of making the acquisition of control of iVoice Technology in a transaction not approved by iVoice Technology’s board of directors more difficult.

Listing and Trading of the iVoice Technology Class A Common Stock

iVoice Technology makes no recommendations on the purchase, retention or sale of shares of iVoice Technology Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any iVoice Technology shares, the following information may be helpful in discussions with your stockbroker, bank or other nominee.

There can be no assurance as to whether the iVoice Technology Class A Common Stock will be actively traded or as to the prices at which the iVoice Technology Class A Common Stock will trade. Unless and until an orderly market develops for shares of iVoice Technology Class A Common Stock, the prices at which the iVoice Technology Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for iVoice Technology Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice Technology’s results of operations, what investors think of iVoice Technology and the IVR industry, the amount of dividends that iVoice Technology pays, changes in economic conditions in the IVR industry and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the iVoice Technology Class A Common Stock and/or iVoice common stock.

As described elsewhere in this prospectus, iVoice Technology had issued to Cornell Capital Partners $560,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, iVoice Technology’s obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of iVoice Technology.

Mr. Mahoney will have the right to convert $294,402 of indebtedness plus accrued and unpaid interest of $22,045 into 316,447 shares of iVoice Technology Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which the Company had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See “Potential Dilution Due to Conversion at Below Market Price.” However, assuming a market price for iVoice Technology Class A Common Stock of $0.01, we would be required to issue 39,555,875 shares of Class A Common Stock to Mr. Mahoney.

CHANGES IN ACCOUNTANTS

On February 23, 2005, iVoice Technology terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination, (i) the independent account’s report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by iVoice Technology’s Audit Committee.

On February 23, 2005, iVoice Technology engaged the independent accounting firm of Bagell, Josephs, Levine & Company, LLC as principal accountant to audit iVoice Technology’s financial statements for the fiscal years ended December 31, 2004 and 2003.

EXPERTS

The financial statements for the years ended December 31, 2005 and December 31, 2004, included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding iVoice Technology’s ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Meritz & Muenz LLP, Washington, D.C. will pass upon the validity of the shares of common stock offered hereby for us.

WHERE YOU CAN FIND MORE INFORMATION

iVoice Technology has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the iVoice Technology Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by iVoice Technology with the Commission may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. iVoice Technology is also required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, iVoice Technology is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

iVOICE TECHNOLOGY, INC.
INDEX TO FINANCIAL STATEMENTS

Contents                                                 Page

REPORT OF INDEPENDENT REGISTERED PUBLIC
    ACCOUNTING FIRM                                                               F-2

AUDITED FINANCIAL STATEMENTS
    Balance Sheets - December 31, 2005 and 2004                                              F-3
    Statements of Operations - for the years ended
December 31, 2005 and 2004                                                        F-4
    Statements of Stockholders Equity (Deficiency) - for the
years ended December 31, 2005 and 2004                                                 F-5
    Statements of Cash Flows - for the years ended
December 31, 2005 and 2004                                                        F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                                 F-8

UNAUDITED FINANCIAL STATEMENTS
    Condensed Balance Sheet - September 30, 2006                                                 F-21
    Condensed Statements of Operations - for the three months
       and nine months ended September 30, 2006 and 2005                                            F-22
    Condensed Statements of Cash Flows - for the nine months ended
        September 30, 2006 and 2005                                                      F-23

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                                          F-24

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF iVOICE TECHNOLOGY, INC.

Matawan, New Jersey

We have audited the accompanying balance sheets of iVoice Technology, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements for December 31, 2005 have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has incurred substantial accumulated deficits and has completed the process of spinning out their subsidiaries. These issues lead to substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iVoice Technology, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bagell, Josephs, Levine & Company, LLC

Gibbsboro, New Jersey
February 3, 2006

IVOICE TECHNOLOGY, INC
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS
	2005	2004
CURRENT ASSETS
Cash and cash equivalents	$279,332	$346,599
Accounts receivable	31,235	31,733
Prepaid expenses	5,989	-
Total current assets	316,556	378,332
PROPERTY AND EQUIPMENT, NET	1,733	4,737

TOTAL ASSETS	$318,289	$383,069

LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$483,161	$30,606
Customer Deposits	21,050	-
Due to related parties	108,925	-
Deferred maintenance contracts	11,791	33,141
Note payable to related parties	190,000	-
Notes Payable	700,000	-
Convertible Debentures	-	560,000
Total current liabilities	1,514,927	623,747
STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common stock:
Class A - no par value; authorized 10,000,000,000 shares;
10,888,984 shares issued and outstanding for 2005 and 100 shares issued and outstanding for 2004	13,125	-
Class B - $.01 par value; authorized 50,000,000 shares;
no shares issued and outstanding	-	-
Class C - $.01 par value; authorized 20,000,000 shares;
no shares issued and outstanding	-	-
Additional paid in capital	7,103,731	7,297,231
Accumulated deficit	(8,313,494)	(7,537,909)
Total stockholders' deficit	(1,196,638)	(240,678)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$318,289	$383,069

The Notes to Financial Statements are an integral part of these statements.

IVOICE TECHNOLOGY, INC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

SALES, NET	$135,678	$239,114

COST OF SALES	738	7 2,870

GROSS PROFIT	134,940	166,244

SELLING GENERAL AND ADMINISTRATIVE EXPENSES

Selling and marketing expenses	30,285	45,512
General and administrative expenses	752,821	721,733
Research and development expenses	36,700	50,788
Depreciation and amortization	586	45,423
Total selling general and administrative expenses	820,392	863,456

LOSS FROM OPERATIONS	(685,452)	(697,212)

OTHER INCOME ( EXPENSE)
Other income and allocated expenses	5,559	101,127
Interest expense	(81,692)	(31,487)
Write off of financing costs	(14,000)	(850,555)
Total other income (expense)	(90,133)	(780,915)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(775,585)	(1,478,127)
PROVISION FOR INCOME TAXES	-	-
NET LOSS APPLICABLE TO COMMON SHARES	$(775,585)	$(1,478,127)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.08)	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	10,054,737	10,013,984

The Notes to Financial Statements are an integral part of these statements.

IVOICE TECHNOLOGY, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDING DECEMBER 31, 2005 AND 2004

	Preferred Stock Shares Amount		Common Stock A Shares Amount		Common Stock B Shares Amount		Common Stock C Shares Amount		Additional Paid In Capital	Accumulated Deficit	Shareholders' Equity (Deficiency)
Balance at January 1, 2004	--	$--	100	$--	--	$--	--	$-	$6,133,597	$(6,059,782)	$73,815

Investment of equity from spinoff									1,163,634		1,163,634

Retroactive restatement of forward stock split in August 2005			10,013,884	$-							-

Net loss for the year ended December 31, 2004										(1,478,127)	(1,478,127)

Balance at December 31, 2004	--	--	10,013,984	--	--	--	--	--	7,297,231	(7,537,909)	(240,678)

Assumption of debt per spin out agreement									(193,500)		(193,500)

Issuance of common stock for fees associated with the Equity Line of Credit with Cornell Capital			875,000	$13,125							13,125

Net loss for the year ended December 31, 2005										(775,585)	(775,585)

Balance at December 31, 2005	--	$--	10,888,984	$13,125	--	$--	--	$--	$7,103,731	$(8,313,494)	$(1,196,638)

The Notes to Financial Statements are an integral part of these statements.

IVOICE TECHNOLOGY, INC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(775,585)	$(1,478,127)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation and amortization	586	45,423
Common stock issued for services	13,125	-
Changes in certain assets and liabilities:
(Increase) decrease in accounts receivable	(584)	5,750
Decrease in inventory	-	11,888
Decrease in cost in excess of billing	-	2,706
(Increase) in prepaid expenses	(5,989)	-
Increase in accounts payable and accrued liabilities	452,555	30,606
Increase in customer deposits	21,050	-
Increase in due to related parties	108,925	-
Increase (decrease) in deferred maintenance contracts	(21,350)	9,479
Net cash (used in) operating activities	(207,267)	(1,372,275)

CASH FLOWS FROM INVESTNG ACTIVITIES
Purchase of property and equipment	-	(4,760)
Net cash (used in) investing activities	-	(4,760)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of convertible debentures	-	560,000
Proceeds from notes payable	140,000	-
Net Investment by iVoice Inc. - Allocation of costs	-	1,163,634
Net cash provided by financing activities	140,000	1,723,634

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(67,267)	346,599
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	346,599	-
CASH AND CASH EQUIVALENTS - END OF YEAR	$279,332	$346,599
CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$25
Income taxes	$-	$-

The Notes to Financial Statements are an integral part of these statements.

IVOICE TECHNOLOGY, INC
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

For the Year Ended December 31, 2005

During the year ended December 31, 2005, the Company:

a) During the year ended December 31, 2005, the Company issued 150,000 shares of Class A common stock for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $2,250.

b) During the year ended December 31, 2005, the Company issued 400,000 shares of Class A common stock for placement fees pursuant to the Equity Line of Credit with Cornell Capital valued at $6,000.

c) During the year ended December 31, 2005, the Company issued 325,000 shares of Class A common stock for structuring fees pursuant to the Equity Line of Credit with Cornell Capital valued at $4,875.

d) During the year ended December 31, 2005, the Company terminated the Convertible Debentures and replaced it with a secured promissory note in the amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing).

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE 1 - BACKGROUND

iVoice Technology, Inc. (“iVoice Technology” or the “Company”) was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. (“iVoice”). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

On September 1, 2004, the Board of Directors of iVoice, the former parent of the Company, resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

The Spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into iVoice Technology (the "Spin-off"). The Class A Common Stock shares of the Company were distributed to iVoice shareholders in the form of a taxable special dividend distribution.

In conjunction with the Spin-off, iVoice Technology entered into a temporary administrative service agreement with iVoice. iVoice presently continues to provide administrative services to the Company on a month to month basis until the company is able to replace the services provided by iVoice.

On August 5, 2005, iVoice Technology assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into iVoice Technology Class B Common Stock at the option of the holder as later described in these notes.

On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the Spin-off of the iVoice Technology from iVoice was declared effective and the Company immediately embarked on the process to spin off the iVoice Technology from iVoice.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company’s Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services.

 As of December 31, 2005, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flow from operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)  Basis of Presentation

The accompanying financial statements up through August 4, 2005, have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company’s Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable.

b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)  Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company’s standard license agreement provides for a one-time fee for use of the Company’s product in perpetuity for each computer or CPU in which the software will reside. The Company’s software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer’s option upon the completion of the first year licensed.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

c) Revenue Recognition (Continued)

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company’s policy to not provide customers the right to refund any portion of its license fees. With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

Three customers generated approximately 69% of the revenue for the Company through one-time contracts that will be unlikely to impact revenues in future periods.

d)  Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company’s products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

e)  Research and development costs

Research and development costs will be charged to expense as incurred.

f)  Advertising Costs

Advertising costs are expensed as incurred and included in selling expenses. For the years ended December 31, 2005 and 2004, advertising expense amounted to $858 and $0, respectively.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g)  Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2005 and 2004.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured cash balances at December 31, 2005 and 2004, were $181,220 and $257,351, respectively.

h)  Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.
1)

i)  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

j)  Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)  Earnings (Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, the stock dividend (via spin-off from iVoice, Inc.) has been retroactively applied to the year beginning January 1, 2004. For the year ending December 31, 2004, the computation of basic earnings per share is computed by dividing income available to common shareholders by the number of shares issued via the spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company’s net loss position.

The weighted shares used in the computation are as follows:

	As of December 31, 2005	As of December 31, 2004
Basic and Diluted EPS Purposes	10,054,737	10,013,984

The company had no common stock equivalents at December 31, 2005. The Company potentially had common stock equivalents available at December 31, 2004 in connection with the convertible debentures. However, the shares were not yet trading and had no readily available market value. The financial instrument had been refinanced in February 2005, at which time the common stock equivalents expired.

l)  Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, “Consolidation of Variable Interest Entities” (“FIN 46-R”). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company’s financial position, results of operations or cash flows.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

m)  Reclassification

Certain amounts in the 2004 financial statements were reclassified to conform to the 2005 presentation. The reclassification had no effect on the net loss for then year ended December 31, 2004.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, iVoice Inc. allocated operating costs of $1,163,634, to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and the research and development line items in the statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

Pursuant to an employment agreement between Mr. Mahoney and iVoice Technology, Inc., the Company has accrued $86,550 of deferred compensation due to Mr. Mahoney as of December 31, 2005.

Pursuant to an employment agreement between Mr. Meller and iVoice Technology, Inc., the Company has accrued $22,375 of deferred compensation due to Mr. Meller as of December 31, 2005.

The Company has assumed an outstanding promissory demand note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid. Interest payments are due and payable annually. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. iVoice Technology entered into an employment agreement as of August 1, 2004 with Mr. Seidler, which was amended on August 12, 2005.

The Company entered into a five-year employment agreement with Jerome Mahoney to serve as Non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 - RELATED PARTY TRANSACTIONS (Continued)

increases based on the Consumer Price Index. Mr. Mahoney’s compensation shall be deferred until such time that the Board of Directors determines that the Company has sufficient financial resources to pay his compensation in cash. The Board has the option to pay Mr. Mahoney’s compensation in the form of Class B Common Stock. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

In conjunction with the various Spin-offs, iVoice Technology has entered into temporary administrative services agreement with iVoice Inc.. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

On August 29, 2005, the Company entered into an employment agreement with Mark Meller. Mr. Meller will serve as the Company’s President, Chief Executive Officer and Chief Financial Officer for a term of one year, renewable annually. As compensation, the Company will pay Mr. Meller a base salary of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Meller has agreed to defer all but $20,000 of his compensation until such time that Board of Directors determines, in its sole discretion, that the Company has sufficient financial resources to pay his compensation. The Board of Directors may also elect to pay Mr. Meller the balance of his compensation in the form of Company Class A or Class B Common Stock. Mr. Meller will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE 6 - INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 6 - INCOME TAXES (Continued)

At December 31, 2005 and 2004 deferred tax assets consist of the following:

	2005	2004
Deferred tax assets	$2,494,000	$2,261,400
Less: Valuation allowance	(2,494,000)	(2,261,400)
Net deferred tax assets	$0	$0

At December 31, 2005 and 2004, the Company had a federal net operating loss carry forward in the approximate amounts of $8,313,500 and $7,537,900, respectively, available to offset future taxable income. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 - DEBT

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $560,000 in convertible debentures. Additionally, the Company had entered into a Standby Equity Distribution Agreement (the “SEDA”) whereby the Company, at their discretion, may periodically sell to an investor, shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the SEDA was terminated.

On February 28, 2005, iVoice, Inc., on behalf of the Company, renegotiated the terms and conditions with the holders of its convertible debentures. The holders of the convertible debentures agreed to exchange the convertible debentures for various promissory notes. The promissory notes will be in the aggregate amount of $700,000, $560,000 loaned through the previously issued and exchanged convertible debentures in 2004 and $140,000 advanced on February 28, 2005. A commitment fee of 10% of the face amount of the previously issued convertible debentures and recently issued promissory note was paid at the time of each advance. The previously paid commitment fees were credited against commitment fees due and owing against the promissory note. The balance of the commitment fee owed from the recently issued promissory note was paid on February 28, 2005, at the time that such $140,000 was advanced to the Company. As of December 31, 2005, the balance on the promissory notes was $700,000 plus accrued interest.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 7 - DEBT (CONTINUED)

The promissory notes bear interest at the rate of 12% per annum. Weekly principal installments of $10,000, plus interest, were to commence on September 1, 2005 and continue on the first day of each calendar month thereafter until the principal is paid in full. The promissory notes mature on July 4, 2006 with a lump sum payment due of any remaining principal and/or interest. The company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. To date, no weekly principal payments have been made.

On September 22, 2005, iVoice Technology entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell Capital Partners”) (which was amended and restated on December 12, 2005) whereby Cornell agrees to purchase up to $10 million of the Company’s Class A Common Stock over a two-year period. The shares issued under the SEDA must be first registered under the Securities Act of 1933, as amended. The purchase price of the Common Stock shall be at ninety-five percent (95%) of the lowest trading price of the Company’s Common Stock during the five consecutive trading day period following the notification by the Company of its request for an advance from Cornell under the SEDA. In connection with the SEDA, the Company entered into an Escrow Agreement, Registration Rights Agreement and Placement Agent Agreement. However, these registration statements have not been declared effective as of the date of this report.

NOTE 8 - CAPITAL STOCK

Pursuant to iVoice Technology’s certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology’s outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock, and.

a) Preferred Stock

iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2005, iVoice Technology has not issued any shares of Preferred Stock.

b) Class A Common Stock

As of December 31, 2005, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 10,888,984 shares were issued and outstanding.

As of December 31, 2004, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 8 - CAPITAL STOCK (CONTINUED)

Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

For the year ending December 31, 2005, the company had the following transactions in its Class A common stock:

* In connection with the spin-off from its former parent company iVoice, Inc., the company issued 10,013,984 Class A common stock on August 5, 2005.

* The Company issued 150,000 shares of Class A common stock on December 15, 2005 for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $2,250.

* The Company issued 400,000 shares of Class A common stock on December 31, 2005 for placement agent fees pursuant to the Equity Line of Credit with Cornell Capital valued at $6,000.

* The Company issued 325,000 shares of Class A common stock on December 15, 2005 for structuring fees pursuant to the Equity Line of Credit with Cornell Capital valued at $4,875.

c) Class B Common Stock

As of December 31, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2005, no shares were issued or outstanding.

d) Class C Common Stock

As of December 31, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2005, no shares were issued or outstanding.

iVOICE TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 9 - STOCK OPTIONS

The Company did not issue any stock options for the year ended December 31, 2005 and 2004.

Stock Option Plans

During 2005, the Company adopted the 2005 Stock Incentive Plan and the 2005 Directors’ and Officers’ Stock Incentive Plan (“Plan”) in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers, directors and employees.

NOTE 11 - SUBSEQUENT EVENTS

•	On January 19, 2006, the Company issued 1,000,000 shares of Class A common stock for legal services rendered, valued at $10,481.

•	On January 19, 2006, the Company issued 1,427,480 shares of Class A common stock, with a total value of $11,990 to officers of the Company as repayment of accrued salaries.

•	On January 19, 2006, the Company issued 572,519 shares of Class A common stock for director fees, valued at $6,000.

•
During February 2006, the Company filed an amendment to the registration statement on Form SB-2, with the Securities and Exchange Commission and was deemed effective. This was pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, LLP.

IVOICE TECHNOLOGY, INC
CONDENSED BALANCE SHEET (Unaudited)
SEPTEMBER 30, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$213,657
Accounts receivable	12,083
Prepaid expenses	6,131
Total current assets	231,871
PROPERTY AND EQUIPMENT, NET	1,382

TOTAL ASSETS	$233,253

LIABILITIES & STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$549,193
Due to related parties	158,262
Deferred maintenance contracts	16,300
Note payable to related parties	190,000
Sales tax payable	1,033
Notes payable	700,000
Total current liabilities	1,614,788
STOCKHOLDERS' (DEFICIT)
Preferred stock, $1.00 par value; authorized 1,000,000 shares; no shares issued and outstanding	-
Common stock:
Class A - no par value; authorized 10,000,000,000 shares;
26,651,983 shares issued, 25,564,834 share outstanding and 1,087,149 shares in escrow	264,509
Class B - $.01 par value; authorized 50,000,000 shares;
no shares issued and outstanding	-
Class C - $.01 par value; authorized 20,000,000 shares;
no shares issued and outstanding	-
Additional paid in capital	7,081,947
Accumulated deficit	(8,727,991)
Total stockholders' (deficit)	(1,381,535)

TOTAL LIABILITIES & STOCKHOLDERS' (DEFICIT)	$233,253

The accompanying notes are an integral part of these condensed financial statements.

IVOICE TECHNOLOGY, INC
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	For Nine Months Ended		For the Three Months ended
	September 30,		September 30,
	2006	2005	2006	2005
NET SALES	$63,475	$94,756	$5,425	$23,918
COST OF SALES	4,224	738	834	-
GROSS PROFIT	59,251	94,018	4,591	23,918

SELLING GENERAL AND ADMINISTRATIVE EXPENSES
Selling and marketing expenses	175	30,135	-	5,500
General and administrative expenses	289,493	413,102	87,376	239,131
Research and development expenses	33,323	30,000	12,231	30,000
Depreciation expense	351	469	117	422
Total selling general and administrative expenses	323,342	473,706	99,724	275,053

(LOSS) FROM OPERATIONS	(264,091)	(379,688)	(95,133)	(251,135)

OTHER INCOME ( EXPENSE)
Other income	4,569	3,383	1,664	1,644
Write-off of financing costs	-	(14,000)	-	-
Interest expense	(154,975)	(56,449)	(31,010)	(40,090)
Total other income (expense)	(150,406)	(67,066)	(29,346)	(38,446)

(LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(414,497)	(446,754)	(124,479)	(289,581)

PROVISION FOR INCOME TAXES	-	-	-	-

NET (LOSS) APPLICABLE TO COMMON SHARES	$(414,497)	$(446,754)	$124,479)	$(289,581)

NET (LOSS) PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.04)	$(0.01)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	19,506,622	10,013,984	24,468,652	10,013,984

The accompanying notes are an integral part of these condensed financial statements.

IVOICE TECHNOLOGY, INC
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(414,497)	$(446,754)
Adjustments to reconcile net (loss) to net cash (used in)
operating activities
Depreciation	351	469
Common stock issued for director fees	17,176	-
Common stock issued for legal services	30,000	-
Common stock issued for repayment of deferred compensation	64,874	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	19,152	18,648
(Increase) in prepaid expenses	(142)	(6,522)
Increase in accounts payable and accrued liabilities	67,065	202,464
(Decrease) in customer deposits	(21,050)	-
Increase in due to related parties	49,337	83,245
Increase (decrease) in deferred maintenance contracts	4,509	(24,297)

Net cash (used in) operating activities	(183,225)	(172,747)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock through equity financing	139,334	-
Cost of issuance of common stock through equity financing	(21,784)
Net proceeds from sales of convertible debentures	-	140,000
Net Investment (return of capital) by iVoice Inc.	-	(1,082)

Net cash provided by financing activities	117,550	138,918

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(65,675)	(33,829)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	279,332	346,599

CASH AND CASH EQUIVALENTS - END OF PERIOD	$213,657	$312,770

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$40,090
Income taxes	$-	$-
The accompanying notes are an integral part of these condensed financial statements.

NOTE 1 - BACKGROUND

The condensed unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

iVoice Technology, Inc. (“iVoice Technology” or the “Company”) was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. (“iVoice”). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

A spin-off transaction was accomplished, on August 5, 2005, by the assignment, contribution and conveyance of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into iVoice Technology (the "Spin-off"). The Class A Common Stock shares of the Company were distributed to iVoice shareholders in the form of a taxable special dividend distribution.

In conjunction with the Spin-off, iVoice Technology entered into a temporary administrative service agreement with iVoice. iVoice presently continues to provide administrative services to the Company on a month to month basis until the company is able to replace the services provided by iVoice.

IVOICE TECHNOLOGY, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2006

NOTE 1 - BACKGROUND (CONTINUED)

On August 5, 2005, iVoice Technology assumed $190,000 in accrued liabilities and related party debt incurred by iVoice. The debt assumed is convertible into iVoice Technology Class B Common Stock at the option of the holder as later described in these notes.

On August 4, 2005, the Company received notice from the SEC that the registration statement to effectuate the Spin-off of the iVoice Technology from iVoice was declared effective and the Company immediately embarked on the process to spin off the iVoice Technology from iVoice.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Interactive Voice Response (“IVR”), software which was developed by iVoice. The Company’s Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop its own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services.

As of September 30, 2006, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flow from operations.

Management plans on developing new products and increasing their sales to existing customers, to achieve profitability and to generate a positive cash flow. Management has also received assurances from Cornell Capital Partners that they can continue to draw down on their SEDA to fund the working capital needs.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Presentation

The accompanying financial statements up through August 4, 2005, have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company’s Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable.

b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)	Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company’s standard license agreement provides for a one-time fee for use of the Company’s product in perpetuity for each computer or CPU in which the software will reside. The Company’s software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer’s option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company’s policy to not provide customers the right to refund any portion of its license fees. With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

c)	Revenue Recognition (Continued)

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrante period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

d)	Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company’s products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

e)	Research and development costs

Research and development costs are charged to expense as incurred.

f)	Advertising Costs

Advertising costs are expensed as incurred and included in selling expenses. There were no advertising costs for the nine months ended September 30, 2006 and 2005.

g)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2006.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured cash balances at September 30, 2006, were $121,436.

h)	Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i)	Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

j)	(Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company’s net loss position.

The weighted shares used in the computation are as follows:

	Nine Months ended		Three Months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Basic and Diluted EPS Purposes	19,506,622	10,013,984	24,468,652	10,013,984

The company had no common stock equivalents at September 30, 2006.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)	Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("FAS 123R"). FAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the fourth quarter of fiscal year 2005. The Adoption of FAS 123R has not had any effect on the financial Statement of the company.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Recent Accounting Pronouncements (Continued)

evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 155 is not anticipated to have a material impact on the Company’s financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 156 is not anticipated to have a material impact on the Company’s financial position or results of operations.

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company is evaluating the impact of this statement on its financial statements and believes that such impact may be material.

NOTE 5 - RELATED PARTY TRANSACTIONS

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month-to-month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

The Company has assumed an outstanding promissory demand note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid. Interest payments are due and payable annually. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. As of September 30, 2006, the outstanding balance owed Mr. Mahoney is $190,000 plus accrued interest of $22,045.

The Company entered into a five-year employment agreement with Jerome Mahoney to serve as Non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. A portion of Mr. Mahoney’s compensation shall be deferred until such time that the Board of Directors determines that the Company has sufficient financial resources to pay his compensation in cash.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Board has the option to pay Mr. Mahoney’s compensation in the form of Class B Common Stock. Mr. Mahoney also will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company. Pursuant to the terms of the Class B Common Stock, a holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price for which the Company had ever issued its Class A Common Stock. During the nine months ended September 30, 2006, Mr. Mahoney deferred $28,992 of his compensation and received 1,326,240 shares of Class A stock as a repayment of $11,140 of deferred compensation. As of September 30, 2006, the outstanding balance due to Mr. Mahoney is $104,402. On August 30, 2006. Mr. Mahoney was elected to the position of President and Chief Executive Officer to serve until his replacement is elected and duly qualified, replacing Mark Meller, who has resigned. Effective August 30, 2006, Mr. Mahoney shall no longer serve as Non-executive Chairman of the Board, but shall continue to serve as the company Secretary.

On August 29, 2005, the Company entered into an employment agreement with Mark Meller. Mr. Meller served as the Company’s President, Chief Executive Officer and Chief Financial Officer until August 29, 2006. As compensation, the Company paid Mr. Meller a base salary of $85,000. Mr. Meller had agreed to defer all but $20,000 of his compensation until such time that Board of Directors determines, in its sole discretion, that the Company has sufficient financial resources to pay his compensation. The Board of Directors may also elect to pay Mr. Meller the balance of his compensation in the form of Company Class A or Class B Common Stock.

During the nine months ended September 30, 2006, Mr. Meller received 1,326,240 shares of Class A stock as a repayment of $11,140 for deferred compensation. As of September 30, 2006, the outstanding balance due to Mr. Meller is $53,860.

NOTE 6 - INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At September 30, 2006, deferred tax assets consist of the following:

Deferred tax assets	$336,000
Less: Valuation allowance	(336,000)
Net deferred tax assets	$0

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 6 - INCOME TAXES (CONTINUED)

At September 30, 2006, the Company had a federal net operating loss carry forward in the approximate amount of $987,000 available to offset future taxable income. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 - DEBT

On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, iVoice, Inc., on behalf of the Company, renegotiated the terms and conditions with the holders of its convertible debentures. The holders of the convertible debentures agreed to exchange the convertible debentures for various promissory notes. The promissory notes are in the aggregate amount of $700,000, $560,000 loaned through the previously issued and exchanged convertible debentures in 2004 and $140,000 advanced on February 28, 2005. A commitment fee of 10% of the face amount of the previously issued convertible debentures and recently issued promissory note was paid at the time of each advance. The previously paid commitment fees were credited against commitment fees due and owing against the promissory note. The balance of the commitment fee owed from the recently issued promissory note was paid on February 28, 2005, at the time that such $140,000 was advanced to the Company. As of September 30, 2006, the balance on the promissory notes was $700,000 plus accrued interest of $148,354.

The promissory note bears interest at the rate of 12% per annum. Weekly principal installments of $10,000, plus interest, were to commence on September 1, 2005 and continue on the first day of each calendar month thereafter until the principal is paid in full. The promissory notes matured on September 1, 2006 with a lump sum payment due of any remaining principal and/or interest. The Company is in default of the payment schedule and therefore, the balance has been recorded as a current liability. In addition, as a result of the default, the interest rate has been increased to 18%. To date, no weekly principal payments have been made.

NOTE 8 - STANDBY EQUITY DISTRIBUTION AGREEMENT

On September 22, 2005, iVoice Technology entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell Capital Partners”) (which was amended and restated on December 12, 2005) whereby Cornell agrees to purchase up to $10 million of the Company’s Class A Common Stock over a two-year period. The shares issued under the SEDA must be first registered under the Securities Act of 1933, as amended. The purchase price of the Common Stock shall be at ninety-five percent (95%) of the lowest trading price of the Company’s Common Stock during the five consecutive trading day period following the notification by the Company of its request for an advance from Cornell under the SEDA. In connection with the SEDA, the Company entered into an Escrow Agreement, Registration Rights Agreement and Placement Agent Agreement. As of September 30, 2006, the Company has sold 10,450,851 shares of Class A common stock to Cornell Capital for a net proceeds of $117,550 net of fees and discounts of $21,784.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 9 - CAPITAL STOCK

Pursuant to iVoice Technology’s certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology’s outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock, and Class C Common Stock.

a) Preferred Stock

iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2006, iVoice Technology has not issued any shares of Preferred Stock.

b) Class A Common Stock

As of September 30, 2006, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 26,651,983 shares were issued and 25,564,834 were outstanding and 1,087,149 shares in escrow.

Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future.

The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

For the nine months ended September 30, 2006, the Company had the following transactions in its Class A common stock:

•
The Company issued 2,652,480 shares of Class A common stock, with a total value of $22,280 to officers of the Company as repayment of accrued salaries. The fair market value of the shares was $64,874, resulting in a charge to beneficial interest of $42,594.

•
The Company issued 1,000,000 shares of Class A common stock, with a total value of $10,482 for legal services of the Company as repayment of accrued legal fees. The fair market value of the shares was $30,000, resulting in a charge to beneficial interest of $19,518.

•
The Company issued 572,519 shares of Class A common stock, with a total value of $6,000 for Director fees of the Company as repayment of accrued Director fees. The fair market value of the shares was $17,176, resulting in a charge to beneficial interest of $11,176.

•	The Company issued 10,450,851 shares of Class A common stock per the Equity Line of Credit with Cornell Capital valued at $139,334.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 9 - CAPITAL STOCK (CONTINUED)

c) Class B Common Stock

As of September 30, 2006, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2006, no shares were issued or outstanding.

d) Class C Common Stock

As of September 30, 2006, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2006, no shares were issued or outstanding.

NOTE 10 - STOCK OPTIONS PLANS

Stock Option Plans

During 2005, the Company adopted the 2005 Stock Incentive Plan and the 2005 Directors’ and Officers’ Stock Incentive Plan (“Plan”) in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers, directors and employees.

The Company did not issue any stock options for the nine months ended September 30, 2006.

iVOICE TECHNOLOGY, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

All dealers that effect transactions in these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription. The information contained in this prospectus is current only as of its date.
                ____________________

                TABLE OF CONTENTS
                                                    Page

Prospectus Summary........................................................................................................           iVoice Technology, Inc.
Summary of the Distribution..........................................................................................
Summary Condensed Financial
Information.......................................................................................................................                1,053,506,579 Shares of
Potential Dilution Due to Conversion at Below Market Price..................................                   Class A Common Stock
Risk Factors......................................................................................................................
Cautionary Statement Regarding Forward-Looking Statements..............................                      ____________________
Use of Proceeds...............................................................................................................
Management’s Discussion and Analysis of Financial Condition or Plan of
Operation..........................................................................................................................                [LOGO]
Our Business....................................................................................................................
iVoice Technology’s Management...............................................................................
Certain Relationships and Related Transactions........................................................                      ____________________
Principal Stockholders.....................................................................................................
Description of Securities.................................................................................................                        Date: ________, 2006
The Distribution...............................................................................................................
Federal Income Tax Consequences of the Distribution.............................................
Reasons for Furnishing this Document.......................................................................
Relationship between iVoice and iVoice Technology following the
Distribution.......................................................................................................................
Where You Can Find More Information Index to Financial Statements..................
Index to Financial Statements.........................................................................................

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

iVoice Technology’s bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of iVoice Technology) by reason of the fact that such person is or was a director or an officer of iVoice Technology against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of iVoice Technology and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. iVoice Technology’s bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of iVoice Technology to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of iVoice Technology against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of iVoice Technology and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice Technology will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$1,240
Printing and Engraving Expenses	$25,000
Accounting Fees and Expenses	$16,750
Legal Fees and Expenses	$230,000
Miscellaneous	$40,000

TOTAL	$312,990

Item 26. Recent Sales of Unregistered Securities

In August 2004, the Company entered into an agreement with Sloan Securities Corporation for Sloan Securities to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan Securities on or about the date of effectiveness of registration statement for such securities a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement for such securities. On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company’s Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) as listed on a principal market (as defined in the debentures), as made by a market maker, submitted on Form 211 to and approved by the NASD or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of iVoice Technology. On February 28, 2005, the placement agent agreement with Sloan Securities was terminated and the secured convertible debentures were terminated and replaced by a promissory note in the aggregate principal amount of $700,000 ($560,000 representing replacement notes and $140,000 representing new financing). The loans represented by the promissory note matured on September 1, 2006. The Company is in default of its payment obligations under the promissory note and as a result, the interest rate on the promissory note has increased to 18% (from 12%).

Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, iVoice Technology entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. In September 2005, iVoice Technology and Cornell Capital entered into a Standby Equity Distribution Agreement, which was amended and restated on December 12, 2005. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital agreed has agreed, subject to satisfaction of certain conditions, to purchase shares of iVoice Technology’s common stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, on December 12, 2005, iVoice Technology issued 150,000 shares of Class A Common Stock to Cornell Capital as a one-time commitment fee under the Standby Equity Distribution Agreement.

Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, on December 12, 2005, iVoice Technology paid Yorkville Advisors Management a structuring fee equal to 325,000 shares of iVoice Technology Class A Common Stock and will pay Yorkville Advisors Management an additional structuring fee of five hundred dollars directly out of the gross proceeds of each advance under the equity line of credit. As of September 30, 2006, the Company has sold 10,450,851 shares of Class A common stock to Cornell Capital pursuant to the Standby Equity Distribution Agreement for $117,550, net of fees and discounts of $21,784.

In September 2005, the Company entered into a placement agent agreement with Monitor Capital, Inc., which was amended and restated on December 12, 2005. Pursuant to the placement agent agreement, the Company issued to Monitor Capital 400,000 shares of Class A Common Stock as a placement agent fee.

On August 5, 2005, iVoice Technology assumed from iVoice outstanding indebtedness in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of iVoice Technology. iVoice Technology, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note representing such obligation. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as this indebtedness was not assumed by iVoice Technology until August 5, 2005.

The Company issued to Jerry Mahoney 713,740 shares of Class A common stock on January 23, 2006 and 612,500 shares of Class A common stock on April 4, 2006, with a total value of $11,140. The fair market value of the shares was $32,437, resulting in a charge to beneficial interest of $21,297.

The Company issued to Mark Meller 713,740 shares of Class A common stock on January 23, 2006 and 612,500 shares of Class A common stock on April 4, 2006, with a total value of $11,140. The fair market value of the shares was $32,437, resulting in a charge to beneficial interest of $21,297.

On January 19, 2006, the Company issued 1,000,000 shares of Class A common stock, with a total value of $10,482 for legal services of the Company as repayment of accrued legal fees. The fair market value of the shares was $30,000, resulting in a charge to beneficial interest of $19,518.

The Company issued 572,519 shares of Class A common stock on January 23, 2006, with a total value of $6,000 for Director fees of the Company as repayment of accrued Director fees. The fair market value of the shares was $17,176, resulting in a charge to beneficial interest of $11,176.

The Company issued during the period between March 7, 2006 and August 11, 2006 an aggregate of 10,450,851 shares of Class A common stock per the Equity Line of Credit with Cornell Capital valued at $139,334.

We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover “transactions by an issuer not involving any public offering,” to issue securities discussed above without registration under the Securities Act of 1933. iVoice Technology made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice Technology, after approval by our legal counsel. iVoice Technology believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice Technology also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.	Description
3.1
Amended and Restated Certificate of Incorporation of iVoice Technology, Inc. (filed as Exhibit 3.1 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

3.2
By-laws of iVoice Technology, Inc. (filed as Exhibit 3.2 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

4.1
Form of iVoice Technology, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP (filed as Exhibit 4.1 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

5.1*	Opinion of Meritz & Muenz LLP
9.1*	Voting Agreement, dated August 5, 2005, between Jerome Mahoney and Mark Meller
9.2*	Irrevocable Proxy of Mark Meller, dated August 5, 2005
10.1
Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit 10.1 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.2
Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP. (filed as Exhibit 10.2 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.3
Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (filed as Exhibit 10.3 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.4
Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.4 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.5
Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP (filed as Exhibit 10.5 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.6
Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.6 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.7
Security Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.7 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.8
Placement Agent Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Sloan Securities Corporation (filed as Exhibit 10.8 to iVoice Technology, Inc.’s Amendment No. 1 to Form SB-2 Registration Statement, File No. 333-120490, filed on January 11, 2005, and incorporated herein by reference)

10.9
Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit 10.9 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.10
Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Arie Seidler (filed as Exhibit 10.10 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.11
Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology, Inc. (filed as Exhibit 10.11 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.12
Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology, Inc. (Nevada) and iVoice Technology, Inc. (New Jersey) (filed as Exhibit 10.12 to iVoice Technology, Inc.’s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

10.13*	Corporate Contribution and General Conveyance Agreement, dated August 5, 2005 between iVoice, Inc. and iVoice Technology, Inc.
10.14	[Intentionally Omitted.]
10.15
Waiver dated January 6, 2005 of Jerome Mahoney (filed as Exhibit 10.11 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.16*	Promissory Note from iVoice Technology, Inc. to Jerome Mahoney, dated August 5, 2005
10.17
Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004 (filed as Exhibit 10.17 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.18
Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004 (filed as Exhibit 10.18 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.19
Promissory Note, dated February 28, 2005, from iVoice Technology, Inc. to Cornell Capital Partners, LP (filed as Exhibit 10.19 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.20
Security Agreement, dated as of February 28, 2005, by and between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.20 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.21
Guaranty of Promissory Note, dated as of February 28, 2005, from iVoice Technology, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP (filed as Exhibit 10.21 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.22
Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit 10.22 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.23
Amendment No. 1 to Employment Agreement, dated April 1, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit 10.23 to iVoice Technology, Inc.’s Amendment No. 2 to Form SB-2 Registration Statement, File No. 333-120490, filed on April 7, 2005, and incorporated herein by reference)

10.24
Amendment No. 2 to Employment Agreement, dated June 15, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit 10.24 to iVoice Technology, Inc.’s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

10.25
Amendment No. 1 to Employment Agreement, dated June 15, 2005, between iVoice Technology, Inc. and Arie Seidler (filed as Exhibit 10.25 to iVoice Technology, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120490, filed on July 28, 2005, and incorporated herein by reference)

10.26
Amendment No. 3 to Employment Agreement, dated July 18, 2005, between iVoice Technology, Inc. and Jerome Mahoney (filed as Exhibit 10.26 to iVoice Technology, Inc.’s Amendment No. 4 to Form SB-2 Registration Statement, File No. 333-120490, filed on July 28, 2005, and incorporated herein by reference)

10.27*	Amendment No. 2 to Employment Agreement, dated August 12, 2005, between iVoice Technology, Inc. and Arie Seidler
10.28
Employment Agreement, dated August 29, 2005, between iVoice Technology, Inc. and Mark Meller (filed as Exhibit 10.2 to iVoice Technology, Inc.’s Current Report on Form 8-K, filed on August 29, 2005, and incorporated herein by reference)

10.29
Standby Equity Distribution Agreement, dated September 22, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc. (filed as Exhibit 10.1 to iVoice Technology, Inc.’s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.30
Escrow Agreement, dated September 22, 2005, between iVoice Technology, Inc., Cornell Capital Partners, LP. and David Gonzalez, Esq. (filed as Exhibit 10.4 to iVoice Technology, Inc.’s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.31
Placement Agent Agreement, dated September 22, 2005, between iVoice Technology, Inc. and Monitor Capital Inc. (filed as Exhibit 10.3 to iVoice Technology, Inc.’s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.32
Registration Rights Agreement, dated September 22, 2005, between iVoice Technology, Inc. and Cornell Capital Partners, LP (filed as Exhibit 10.2 to iVoice Technology, Inc.’s Current Report on Form 8-K, filed on September 30, 2005, and incorporated herein by reference)

10.33*	Amendment No. 4 to Employment Agreement, dated September 29, 2005, between iVoice Technology, Inc. and Jerome Mahoney
10.34*	Amendment No.1 to Employment Agreement, dated September 29, 2005, between iVoice Technology, Inc. and Mark Meller
10.35*	Amended and Restated Standby Equity Distribution Agreement, dated December 12, 2005, between Cornell Capital Partners, LP and iVoice Technology, Inc.
10.36*	Amended and Restated Placement Agent Agreement, dated December 12, 2005, between iVoice Technology, Inc. and Monitor Capital Inc.
10.37*	Amended and Restated Registration Rights Agreement, dated December 12, 2005, between iVoice Technology, Inc. and Cornell Capital Partners, LP
10.38*	Termination Agreement, dated December 12, 2005, between iVoice Technology, Inc., and David Gonzalez, Esq., and Cornell Capital Partners, LP
16
Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company’s principal accountants (filed as Exhibit 16 to iVoice Technology, Inc.’s Amendment No. 3 to Form SB-2 Registration Statement, File No. 333-120490, filed on June 24, 2005, and incorporated herein by reference)

23.1	Consent of Bagell, Josephs, Levine & Company, LLC (formerly Bagell, Josephs & Company, LLC)
23.2*	Consent of Meritz & Muenz LLP (included in Exhibit 5.1)
_______________
* Previously filed.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) For the purpose of determining any liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)(1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, on December 4, 2006.

            IVOICE TECHNOLOGY, INC.

            By: /s/ Jerome R. Mahoney

            Name: Jerome R. Mahoney
            Title: President, Chief Executive Officer and
                  Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Jerome R. Mahoney Jerome R. Mahoney	Director	December 4, 2006

/s/ Frank V. Esser Frank V. Esser	Director	December 4, 2006